UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Dear Fellow Shareholders,

You are cordially invited to attend the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. The meeting will be held on Tuesday, May 21, 2024, at 10:00 a.m. Eastern Time. We will be hosting a virtual meeting of shareholders. The meeting will be conducted exclusively via live webcast and there will be no physical location for the meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting. We believe that hosting a virtual meeting enables greater shareholder attendance and participation.

At the meeting, you will be asked to:

1.	elect three directors for a term of three years each;
2.	approve, in an advisory (non-binding) vote, the Company’s named executive officer compensation disclosed in the Proxy Statement;
3.	approve, in an advisory (non-binding) vote, whether an advisory vote on executive compensation should be held every one, two or three years;
4.	approve the Village Bank and Trust Financial Corp. 2024 Stock Incentive Plan;
5.	ratify the appointment of Yount, Hyde and Barbour, P.C. as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2024; and
6.	transact such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

You will find information regarding these matters in the Proxy Statement. You may vote your shares by internet, telephone, regular mail, or virtually at the Annual Meeting. On or about April 9, 2024, we will mail our shareholders a Notice containing instructions on how to obtain the Proxy Statement and the 2023 Annual Report to Shareholders on the internet and how to vote their shares over the internet. You may read, print, or download the Proxy Statement and 2023 Annual Report to Shareholders at www.envisionreports.com/VBFC. You may request paper copies of these materials as well by following the instructions on the Notice. If you receive a proxy card, it also contains instructions regarding how to vote by internet, telephone, regular mail or virtually at the Annual Meeting.

Your vote is very important. Please take time to vote now so that your shares are represented at the meeting. We appreciate your continued support.

Sincerely,

James E. Hendricks, Jr.
President and Chief Executive Officer
Midlothian, Virginia
April 3, 2024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

YOU ARE HEREBY NOTIFIED of and invited to attend the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp., a Virginia corporation, to be held on May 21, 2024, at 10:00 a.m. Eastern Time. We will be hosting a virtual meeting which will be conducted exclusively by live webcast. As a shareholder of the Company as of the close of business on March 28, 2024, the record date, you will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting https://meetnow.global/MRVJM5X on the meeting date and time described in the Proxy Statement. There is no physical location for the Annual Meeting.

The Annual Meeting is being held for the purpose of considering and voting on the following:

1.	The election of three directors for a term of three years each;
2.	The approval, in an advisory (non-binding) vote, of the Company’s named executive officer compensation disclosed in the Proxy Statement;
3.	The approval, in an advisory (non-binding) vote, whether an advisory vote on executive compensation should be held every one, two or three years;
4.	The approval of the Village Bank and Trust Financial Corp. 2024 Stock Incentive Plan;
5.	The ratification of the appointment of Yount, Hyde & Barbour, P.C. as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2024; and
6.	Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed March 28, 2024 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors,

Deborah M. Golding, Vice President - Corporate Secretary
Dated: April 3, 2024

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting of Shareholders online, we urge you to vote and submit your proxy by telephone, the internet or mail as promptly as possible to ensure the presence of a quorum for the meeting. For additional instructions on voting by telephone or the internet, please refer to your proxy card or the Important Notice Regarding the Availability of Proxy Materials. To vote and submit your proxy by mail, please complete, sign and date the proxy card and return it in the postage-paid envelope. If you attend the meeting online, you may, if you desire, revoke the proxy, and vote online during the meeting. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. As beneficial owner, you must register in advance to attend the Annual Meeting virtually on the internet. Additional instructions are included in the Proxy Statement under “General Information” - “Voting and Revocation of Proxies.”

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2024

GENERAL INFORMATION

The board of directors of Village Bank and Trust Financial Corp. (the “Company”) is furnishing you with this Proxy Statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on May 21, 2024, at 10:00 a.m. Eastern Time. The meeting will be conducted exclusively by live webcast and there will be no physical location for the meeting. As a shareholder of the Company as of the close of business on the record date, you will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting https://meetnow.global/ MRVJM5X on the meeting date and time described in this Proxy Statement.

The mailing address of the Company’s principal executive office is 13319 Midlothian Turnpike, P.O. Box 330, Midlothian, Virginia 23113.

This Proxy Statement will be furnished to shareholders beginning April 9, 2024. In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, the Company is furnishing this Proxy Statement over the internet to its shareholders. Most of the Company’s shareholders will not receive printed copies of the Proxy Statement; instead, most shareholders will receive the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held May 21, 2024 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the internet and vote shares. The Notice of Internet Availability will be mailed to shareholders on or about April 9, 2024. By furnishing proxy materials over the internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you would like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability. Shareholders may vote over the internet, by telephone or by mail.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on May 21, 2024

A complete set of proxy materials relating to the Annual Meeting is available on the internet. These materials, including the Proxy Statement and the 2023 Annual Report on Form 10-K, may be viewed at
www.envisionreports.com/VBFC.

Voting and Revocation of Proxies

All properly executed proxies, and all properly completed proxies submitted by telephone or internet pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked prior to the completion of voting at the Annual Meeting. Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote at the meeting. Any shareholder who has completed and returned a proxy may revoke it by attending the Annual Meeting and voting, by submitting a new proxy bearing a later date, or by submitting written notice of revocation to the Corporate Secretary addressed to Village Bank and Trust Financial Corp., 13319 Midlothian Turnpike, P.O. Box 330, Midlothian, Virginia, 23113. Proxies will extend to, and will be voted at, any adjournments or postponements of the Annual Meeting.

If you are a registered shareholder (i.e., hold your shares in your own name and not through a broker or custodian), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received to attend the meeting and vote your shares.

If you hold your shares through a broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the shareholder of record for distribution to you along with voting instructions. As the beneficial owner of the shares, you have the right to direct the shareholder of record how to vote your shares. Check the information forwarded to you by the shareholder of record to see which voting methods are available to you. If your shares are held through a broker or other custodian and you wish to revoke your proxy or change your vote, you should contact that organization.

If you hold your shares through a broker or other custodian, such as a bank, you must register in advance to attend the Annual Meeting virtually on the internet. To register, you must submit proof of your proxy power (legal proxy) reflecting your Village Bank and Trust Financial Corp. holdings along with your name and email address to the Company’s transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 17, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email:	Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:

Computershare Investor Services, Village Bank and Trust Financial Corp., Legal Proxy, P.O. Box 43078, Providence, RI 02940-3078

Courier Overnight Services: 150 Royall Street, Suite 101, Canton, MA 02021

Voting Rights

Only shareholders of record of the Company’s common stock at the close of business on March 28, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on March 28, 2024, there were 1,495,251 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented by attendance at the meeting or by proxy, will constitute a quorum for the transaction of business.

Each shareholder of record of the Company’s common stock on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter to be voted upon at the Annual Meeting. Shares for which the shareholder has elected to abstain or to withhold the proxies’ authority to vote on a matter, and “broker non-votes,” will count toward a quorum.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the three nominees for Class C who receive the greatest number of affirmative votes cast at the Annual Meeting, during the meeting or by proxy, even if less than a majority, will be elected directors; therefore, votes withheld and broker non-votes will have no effect.

With regard to the frequency of the advisory vote on executive compensation, votes may be cast for one of the alternatives – every one year, every two years, or every three years – or shareholders may abstain from voting. If a quorum is present, the alternative receiving the greatest votes will be the frequency that shareholders approve.

For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of the other proposals requires an affirmative vote of a majority of the votes cast on the matter. Although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they generally do not count as votes cast, and therefore will have no effect on such proposals.

Routine and Non-Routine Proposals

If you own shares held in street name, meaning through a broker or other similar organization, and you do not provide the organization that holds the shares with specific voting instructions, then under applicable rules the organization that holds the shares may generally vote your shares with respect to routine matters but cannot vote on non-routine matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

We believe the ratification of the appointment of Yount, Hyde & Barbour, P.C. (Proposal 5) as the Company’s independent registered public accounting firm for the year ending December 31, 2024, is considered a routine matter. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 5. We believe the election of three Class C directors (Proposal 1), the advisory (non-binding) vote to approve the Company’s named executive officer compensation (Proposal 2), the advisory (non-binding) vote to approve whether an advisory vote on executive compensation should be held every one, two or three years (Proposal 3), and the approval of the Village Bank and Trust Financial Corp. 2024 Stock Incentive Plan (Proposal 4) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we believe “broker non-votes” may occur in connection with Proposals 1, 2, 3 and 4.

Costs of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. Solicitation is being made by the Company’s board of directors by mail and electronic notice and access to the internet. In addition to the solicitation of proxies by mail, the Company may also solicit proxies through its directors, officers, and employees. The Company will also request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s board of directors currently consists of nine directors that are divided into three classes (A, B and C). The terms of office for three Class C directors of the Company, Frank E. Jenkins, Jr., Michael A. Katzen and Michael L. Toalson, will expire at the Annual Meeting and they have been nominated for election to continue serving as directors in Class C. The Class C nominees have been nominated for election to serve three-year terms ending at the 2027 Annual Meeting of Shareholders. Six other directors will continue serving terms that end in either 2025 or 2026, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve, if elected. The board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the accompanying proxy, for such substitute nominee as may be nominated by the board of directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following information provides certain biographical information with respect to each director and director nominee for election at the Annual Meeting, followed by a statement regarding the specific experience, qualifications, attributes, or skills that led the board to conclude that each director or director nominee should serve as a director of the Company.

Nominees for Election

Class C Directors for Terms to Expire in 2027

Frank E. Jenkins, Jr., 58, has been a director since 2017. He has been Managing Partner of Adams, Jenkins and Cheatham since December 1998, one of the largest accounting firms in Virginia. The firm’s core client base and business strategy align well with the mission of the Bank working closely with individuals and businesses to solve problems and help businesses grow and prosper. Mr. Jenkins brings valuable business and accounting experience to the board of directors as a Certified Public Accountant, business owner and entrepreneur. His substantial network of business and personal relationships helps the Company grow and achieve its strategic goals. Mr. Jenkins is a member of the Virginia Young Presidents’ Organization (YPO), the American Institute of Certified Public Accountants (AICPA), the Community Associations Institute, and the Virginia Society of Certified Public Accountants (VSCPA). He is a licensed CPA in Virginia and North Carolina and qualifies as an audit committee financial expert under SEC guidelines. Mr. Jenkins serves as Chair of the Audit Committee and is a member of the Executive Committee, Nominating and Corporate Governance Committee and Board Risk Committee.

Michael A. Katzen, 70, has been a director since 2008 when River City Bank merged with the Bank. He formerly served as a director of River City Bank. Mr. Katzen retired as Partner and President of The Law Firm of Michael A. Katzen, P.C. He is a director of Glebe Hill Associates, Inc., a privately held development company. His experience with real estate law provides the board of directors with expertise in evaluating significant loan relationships as well as working out nonperforming loans collateralized by real estate. Mr. Katzen currently serves as Chair of the Compensation Committee, and is a member of the Executive Committee, Nominating and Corporate Governance Committee and Board Risk Committee.

Michael L. Toalson, 71, has been a director since 2004. Mr. Toalson retired as Chief Executive Officer of the Home Builders Association of Virginia (“HBAV”) in June 2017. He led the HBAV lobbying team before state lawmakers and regulators and was the chief administrative officer of the 3,000-member business organization. His familiarity with various home builders and the Virginia real estate market in general are invaluable to the board of directors in evaluating significant loan relationships and marketing the Bank’s services to the home building community. Mr. Toalson currently serves as a member of the Audit Committee, Board Risk Committee and Executive Committee. He also serves as Chair of the board of directors of Village Bank Mortgage Corporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTIONS OF THE NOMINEES SET FORTH ABOVE

Incumbent Directors

Class A Directors Whose Terms Expire in 2025

Craig D. Bell, 66, is a founder of Village Bank (the “Bank”) and has been a director since 1998. Mr. Bell is Chair of the board of directors of the Company and the Bank. He has been a partner with the law firm of McGuireWoods LLP since March 2000, where he is head of the State and Local Tax and Tax Litigation Groups. McGuire Woods is an international law firm having offices in thirteen states and seven countries. Mr. Bell is an Emeritus Director of the Community Tax Law Project, a non-profit provider of pro bono tax assistance to low income families and its former President; a Fellow of the American College of Tax Council; former Chair of both the Virginia State Bar Section of Taxation and the Virginia Bar Association Tax Section; a Master member of the Edgar J. Murdock Inn of Court for Tax; and an adjunct Professor of Law at the College of William and Mary School of Law. The American Bar Association Section of Taxation awarded Mr. Bell its 2023 National Pro Bono Tax Attorney of the Year award for his longtime dedication to providing pro bono tax legal aid to the working poor in over 300 tax disputes and U.S. Court cases. He is also President of the ASAC Foundation, a nonprofit organization that has charitable and educational purposes in the areas of antique arms and armor.

Mr. Bell is also a credentialed Accredited Member appraiser by the International Society of Appraisers where he focuses his appraisal engagements to antique arms and armor of the 15th-19th centuries. Mr. Bell retired from the Army Reserves in 2006 as a Lieutenant Colonel after completing 27 years of service. As a result of the foregoing experience, Mr. Bell brings leadership, sound judgment, effective communication, business acumen, and decision-making skills to the board of directors. Mr. Bell currently serves as Chair of the Executive Committee, Chair of the Nominating and Corporate Governance Committee, and is a member of the Compensation Committee and Board Risk Committee. He also serves as an ex officio member of all committees.

Ronald L. Carey, Jr., 56, has been a director since January 2023. Mr. Carey is Founder and CEO of Tilt Creative + Production, a full-service marketing firm located in Richmond, Virginia that was founded in December 2017. With nearly 30 years of corporate experience across sales, human resources, marketing and entrepreneurship, Mr. Carey brings a unique perspective to the board. His background in working in large, complex organizations in Human Resources, as well as his experience in mergers and acquisitions, is of value in supporting Village Bank as it continues to grow and achieve its strategic goals. Mr. Carey serves as a board member for ChildSaver’s, Junior Achievement of Central Virginia, Minority Business League, and HCA Chippenham/Johnston Willis Hospitals. He graduated from the University of Virginia with a bachelor’s degree in Sports Management. Mr. Carey serves as a member of the Audit Committee, Board Risk Committee, and Compensation Committee. He is also a member of the board of directors of Village Bank Mortgage Corporation.

Devon M. Henry, 47, has been a director since March 2018. Mr. Henry has served as Chief Executive Officer and President of Team Henry Enterprises, LLC since August 2006. Team Henry is a multi-discipline contracting and logistics firm headquartered in Richmond, Virginia, with offices in Raleigh, North Carolina and Miami, Florida. In 2014, Team Henry Enterprises was recognized in Fortune Magazine, ranking 12th on the 100 List of fastest growing inner-city companies in the country. Mr. Henry brings valuable business experience to the board of directors as a business owner and entrepreneur. His substantial network of business and personal relationships helps the Company grow and achieve its strategic goals. Mr. Henry is active in the community and speaks at several local universities about entrepreneurship and S.T.E.M. initiatives. He serves on several boards and committees to include the Board of Visitors for Norfolk State University, Eastern Regional Director for Phi Beta Sigma Fraternity, Board of Directors for Venture Richmond, Transportation DBE Advisory Committee, Young Presidents Organization (YPO), and Metropolitan Business League. Mr. Henry serves as a member of the Board Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. He is also a member of the board of directors of Village Bank Mortgage Corporation.

Class B Directors Whose Terms Will Expire in 2026

James E. Hendricks, Jr., 61, has served as a director and Chief Executive Officer and President of the Company and the Bank since August 2020. He previously served as Executive Vice President, Chief Operating Officer and Chief Risk Officer of the Bank since December 2016, and as Chief Credit Officer since March 2014. Prior thereto, he served as Director of Special Assets of the Bank. From 1990 to 2013, Mr. Hendricks served in several leadership roles at SunTrust Bank (and its predecessor Crestar Bank), including Senior Vice President and Consumer Banking Chief Operational Risk Officer, Senior Vice President and Consumer Lending Credit and Compliance Risk Officer, and Senior Vice President of Credit Process Review. Prior to 1990, he served as Bank Examiner for the Comptroller of the Currency. Mr. Hendricks received his Bachelor of Science degree in Finance from Virginia Tech and Master of Business Administration degree from University of Richmond. Mr. Hendricks has over 35 years of banking industry experience, which has afforded him broad knowledge and a keen understanding of all aspects of banking. In addition to his banking experience, he currently serves on the board of directors of the Virginia Association of Community Banks, Virginia Bankers Association’s Benefits Board, Virginia Commerce Group, and Better Business Bureau Serving Central Virginia. Mr. Hendricks is a member of the Executive Committee and the Board Risk Committee. Mr. Hendricks is also a member of the board of directors of Village Bank Mortgage Corporation.

Mary Margaret Kastelberg, 60, has been a director since October 2020. Ms. Kastelberg has been Director of Investment Research at Alpha Wealth Advisors, LLC, a full service independent financial advisory firm since November 2013. Alpha Wealth partners with individuals, families, and small businesses to help them grow and to articulate and achieve their long-term financial objectives. Ms. Kastelberg has lived in the Richmond community for her entire life. With more than 35 years of small business and financial experience, Ms. Kastelberg brings a unique perspective to the board. Her background in managing small businesses, mortgage securitizations, and mergers and acquisitions is of value in supporting Village Bank. Ms. Kastelberg serves as a board member and former Chair of Commonwealth Catholic Charities and as Secretary of the Board for Benedictine Education Foundation. She is a past board member of Western Wildcats Youth Football Association. She is FINRA registered with Series 7 (General Securities Representative), 63 (Uniform Securities Agent State Law Examinations), and 65 (Uniform Investment Adviser Law Examination) licenses. Ms. Kastelberg graduated from Princeton University with a B.A. degree in Politics and earned a master’s in business administration from the University of Virginia’s Colgate Darden School. Ms. Kastelberg serves as Chair of the Board Risk Committee and a member of the Compensation Committee.

Selena T. Sanderson, 56, has been a director since January 2023. Ms. Sanderson has been Managing Director of Fahrenheit Advisors, LLC, a middle market consulting, advisory, and executive search firm since October 2021. Prior thereto, she was Managing Director at Nulogy Corporation, a Saas-based technology company headquartered in Toronto, Canada. In November 2016, she began working as an independent consultant/advisor with Nulogy and in April 2020 joined their team. Ms. Sanderson’s specific expertise is helping businesses to accelerate growth. Prior to joining Fahrenheit, she served as Director for Nulogy Corporation, Executive Vice President of Strategy of Weston Foods, was General Manager of Interbake Foods/FFV, and served for more than 20+ years in various leadership roles. Ms. Sanderson served as the prior Board Chair for the Greater Richmond Alzheimer’s Association, taught as an adjunct professor at the University of Richmond, and is a board advisor to several start-up companies. Ms. Sanderson graduated Magna Cum Laude with a Bachelor of Arts in Economics, Sociology, and International Studies from the University of Richmond and earned a Master of Business Administration from Darden Graduate Business School at the University of Virginia. Her experience in strategic planning, growing, and leading businesses, and developing relationships is of immense value to Village Bank as it continues to grow and expand its services. Ms. Sanderson serves on the Audit Committee, Board Risk Committee, and Nominating and Corporate Governance Committee. She is also a member of the board of directors of Village Bank Mortgage Corporation.

Executive Officers Who Are Not Directors

Roy I. Barzel, 72, has served as Executive Vice President and Chief Credit Officer of the Bank since August 1, 2020. He joined the Bank on July 5, 2017 as Senior Vice President-Director of Strategic Initiatives. He was Executive Vice President and Chief Credit Officer of Bank of Virginia from April 2011 until it was acquired by First Citizens Bank in September 2016, and Senior Vice President and Regional Credit Manager of First Citizens Bank until he joined the Bank. Mr. Barzel started his banking career in 1983 at United Virginia Bank, predecessor to Crestar Bank and SunTrust Bank, and performed a number of credit roles, culminating in a Senior Regional Credit Officer position in Commercial Real Estate banking. Mr. Barzel is a graduate of the University of Florida with a Bachelor of Science in Zoology and a Master of Business Administration.

Jennifer J. Church, 44, has served as Executive Vice President - Retail Banking of the Bank since March 21, 2022. Ms. Church was a Market Leader, Vice President with BB&T from September 2018 to March 2022, and prior thereto, she served in various positions with Union Bank & Trust from 2007 to 2018, including Retail Support Manager, Senior Retail Operations Consultant and Branch Manager. Ms. Church is a graduate of Longwood University with a Bachelor of Science in Business Administration and has over 20 years of banking experience.

Donald M. Kaloski, Jr., 42, has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since May 31, 2018, and as Chief Risk Officer of the Bank since August 15, 2020. He joined the Company in March 2013 and was promoted to Senior Vice President of Accounting in April 2015. Prior thereto, he had over six years of experience in public accounting, supervising audit teams on financial institution engagements throughout the country. Mr. Kaloski is a 2006 graduate of Troy University with a

Bachelor of Science degree in accounting, holds a Master of Business Administration degree from Troy University, and is a Certified Public Accountant and Chartered Global Management Accountant with 15 years of experience in the banking industry. Mr. Kaloski is Vice-Chair on the Virginia Bankers Association Chief Financial Officer Committee. He also served as past Lt. Governor for Capital District Division 11 of Kiwanis International.

Max C. Morehead, Jr., 60, has served as Executive Vice President - Commercial Banking since March 2014. Prior thereto, Mr. Morehead held various positions at SunTrust Bank for 25 years, including managing commercial and business banking groups. Mr. Morehead also serves as Immediate Past Chair of the Chesterfield County based non-profit, Substance Abuse Free Environment (SAFE). He is a 1986 graduate of the Virginia Military Institute. He has over 36 years of banking experience.

Christy F. Quesenbery, 65, has served as Executive Vice President of Operations since August 24, 2020. Ms. Quesenbery’s expertise includes loan and deposit operations, compliance, human resources, information technology and information security. Ms. Quesenbery was Executive Vice President and Chief Operating Officer for Touchstone Bankshares, Inc., where she was responsible for deposit and loan operations, compliance, information security and technology, as well as enterprise risk and vendor management. Prior thereto, she held leadership roles at various community banks in Virginia. Ms. Quesenbery holds a Bachelor of Science degree in Psychology and Business Administration from James Madison University and graduated from the Virginia Bankers School of Bank Management. Ms. Quesenbery has over 40 years’ experience in commercial banking. Ms. Quesenbery is currently board chair of Virginia1st, a non-profit organization dedicated to addressing homeland security and emergency management issues affecting financial institutions.

James C. Winn, 50, has served as President and Chief Executive Officer of Village Bank Mortgage Corporation since December 2017. Prior thereto, he served as Senior Vice President and Risk Manager of Village Bank Mortgage Corporation. From 1998 to 2009, he served in several leadership roles with Benchmark Mortgage, including Vice President of Secondary Market. Mr. Winn is a 1997 graduate of Virginia Commonwealth University and has more than 25 years of mortgage banking experience.

Board Diversity Matrix

The table below provides certain diversity information regarding the board of directors as of April 3, 2024. Each of the categories listed in the table below has the meaning used in Nasdaq Listing Rule 5605(f).

Total Number of Directors: 9

	Female	Male	Non-Binary	Did Not Disclose
Gender Identity
Directors	2	7	—	—
Demographic Background
African American or Black	—	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or more Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth, as of April 3, 2024, unless otherwise noted, certain information with respect to the beneficial ownership of shares of common stock by each of the directors, by the executive officers named in the “Summary Compensation Table” below, and by the directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in themselves at once or at some future time.

Name	Amount of Beneficial Ownership	Percent of Class (%)
Directors
Craig D. Bell (1)	21,820	1.46%
Ronald L. Carey (2)	605	*
James E. Hendricks, Jr. (3)	27,510	1.84%
Devon M. Henry (4)	1,491	*
Frank E. Jenkins, Jr. (5)	5,230	*
Mary Margaret Kastelberg (6)	1,779	*
Michael A. Katzen (7)	10,299	*
Selena T. Sanderson (8)	784	*
Michael L. Toalson (9)	10,790	*
Named Executive Officers Who Are Not Directors
Max C. Morehead, Jr. (10)	13,546	*
Donald M. Kaloski, Jr. (11)	4,384	*
Directors and executive officers as a group (15 persons)	111,070	7.43%

*Indicates holdings amount to less than 1% of the outstanding shares of common stock.

(1)Amount disclosed includes 4,449 shares of common stock owned by Mr. Bell; 3,125 shares of common stock held in Mr. Bell’s IRA account; 4,506 shares of common stock in a revocable trust; 7 shares of common stock owned jointly with Mr. Bell’s brother; 9,277 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Craig D. Bell; and the unvested portion of restricted stock awards (time-based) of 456 shares.
(2)Amount disclosed includes 262 shares of common stock owned by Mr. Carey; and the unvested portion of restricted stock awards (time-based) of 343 shares.
(3)Amount disclosed includes 18,509 shares of common stock owned by Mr. Hendricks, of which 807 shares are held jointly with Mr. Hendricks’ spouse; 4,957 shares of common stock held in Mr. Hendricks’ IRA account; 1,964 shares of common stock owned by Mr. Hendricks’ spouse; and the unvested portion of restricted stock awards (time-based) of 2,080 shares.
(4)Amount disclosed includes 1,091 shares of common stock owned by Mr. Henry, and the unvested portion of restricted stock awards (time-based) of 400 shares.
(5)Amount disclosed includes 4,255 shares of common stock owned by Mr. Jenkins; 575 shares held in Mr. Jenkins’ SEP account; and the unvested portion of restricted stock awards (time-based) of 400 shares.
(6)Amount disclosed includes 478 shares of common stock owned by Ms. Kastelberg; 901 shares held in Ms. Kastelberg’s IRA account; and the unvested portion of a restricted stock award (time-based) of 400 shares.
(7)Amount disclosed includes 2,758 shares of common stock owned by Mr. Katzen, of which 114 shares are held jointly with Mr. Katzen’s spouse; 300 shares held in Mr. Katzen’s IRA account; 6,841 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael A. Katzen; and the unvested portion of a restricted stock award (time-based) of 400 shares.
(8)Amount disclosed includes 441 shares of common stock owned by Ms. Sanderson; and the unvested portion of restricted stock awards (time-based) of 343 shares.
(9)Amount disclosed includes 3,471 shares of common stock owned by Mr. Toalson, of which 2,050 shares are held jointly with Mr. Toalson’s spouse; 5,438 shares of common stock held in Mr. Toalson’s IRA account; 1,481 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael L. Toalson; and the unvested portion of restricted stock awards (time-based) of 400 shares.
(10)Amount disclosed includes 9,439 shares of common stock owned by Mr. Morehead; 2,920 shares of common stock held in Mr. Morehead’s IRA account; and the unvested portion of restricted stock awards (time-based) of 1,187 shares.
(11)Amount disclosed includes 3,101 shares of common stock owned by Mr. Kaloski; and the unvested portion of restricted stock awards (time-based) of 1,283 shares.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 3, 2024, certain information known to the Company with respect to the beneficial ownership of shares of common stock by owners of 5% or more of the outstanding shares of the Company’s common stock. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of such owner living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby such owner can vest title in himself at once or at some future time.

	Amount and Nature of		Percent of
Name	Beneficial Ownership		Class (%)
Kenneth R. Lehman	768,379	(1)	51.39%
122 North Gordon Road
Fort Lauderdale, FL 33301

(1)	This information is based solely on a Form 4 filed by Mr. Lehman with the SEC on December 16, 2020.

No Hedging Policy

The Company’s insider trading policy prohibits directors and executive officers from engaging in transactions designed to hedge or offset any decrease in the market value of the Company’s common stock, such as prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards, exchange funds and other derivative instruments. The policy also prohibits directors and executive officers from engaging in short sale transactions in the Company’s common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of common stock, to file reports of ownership and changes in ownership of common stock. Officers and directors are required by regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2023, all of the Company’s insiders were in compliance with the reporting requirements of Section 16(a).

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

Board Leadership

The positions of Chair of the board of directors and President and Chief Executive Officer of the Company are held by separate persons due to the distinct and time-consuming natures of these roles. The principal role of the President and Chief Executive Officer is to manage the business of the Company in a safe, sound, and profitable manner. The role of the board of directors, including its Chair, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the Company for the benefit of its shareholders, to balance the interests of the Company’s diverse constituencies including shareholders, customers, employees, bank regulators, and communities, and to identify business opportunities for the Bank and Village Bank Mortgage Corporation. Each director of the Company also serves as a director of the Bank. All directors are actively involved in our strategic planning process.

Board’s Role in Risk Oversight

The board of directors oversees risk to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The board of directors performs its risk oversight in several ways, including through the Bank’s Board Risk Committee. The Board Risk Committee is responsible for providing fiduciary oversight to achieve the Company’s enterprise risk management vision and mission. Enterprise risk management helps achieve this vision by creating a comprehensive approach to anticipate, identify, prioritize, and manage material risks to our business strategies. Specific to credit risk, the Committee assists the board of directors in its oversight of the Bank’s asset quality and loan portfolio management by monitoring the credit risk of the Bank, monitoring the quality, trends and management of the Bank’s loan portfolio, monitoring loan growth and concentrations, approving all loan policies, approving loans according to the Bank’s loan policies, and ensuring processes and controls are in place to ensure compliance with policies and all lending laws and regulations. The board of directors establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money-Laundering compliance and cybersecurity. The board of directors also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The goal of the Board Risk Committee is to open lines of communication among the directors, executives, and employees. The Committee ensures that management has identified, assessed, and established a risk management infrastructure capable of addressing those risks given the scope and complexity of the Company. These risks include credit, liquidity, accounting, legal, compliance, operational, interest rate, cybersecurity, strategic and reputational risks. The Committee also oversees the division of risk-related responsibilities to each board committee as clearly as possible and performs a gap analysis to determine that the oversight of any risks is not missed.

The board of directors conducts certain risk oversight activities through its other committees with direct oversight over specific functional areas. The risk oversight activities of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees are described in the “Committees of the Board” section of this Proxy Statement below; in the “Executive Compensation” section, beginning on page 15 and in the “Audit Information” section, beginning on page 39. The board of directors is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The board of directors also meets regularly in an outside directors’ session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the full board of directors is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

Independence of the Directors

The board of directors has determined that eight of its nine current directors are independent as defined by applicable SEC rules and the listing standards of the Nasdaq Stock Market (“Nasdaq”): Craig D. Bell, Ronald L. Carey, Jr., Devon M. Henry, Frank E. Jenkins, Jr., Mary Margaret Kastelberg, Michael A. Katzen, Selena T. Sanderson, and Michael L. Toalson. In reaching this conclusion, the board of directors considered that the Company and its subsidiary conduct business with companies of which certain members of the board of directors or members of their immediate families are or were directors or officers.

There were no other relationships between the Company and its directors except as disclosed below under “Certain Relationships and Related Transactions.”

Annual Meeting Attendance

The Company encourages members of the board of directors to attend the Annual Meeting of Shareholders. All directors serving at the time attended the May 23, 2023 Annual Meeting.

Board and Committee Meeting Attendance

Each director is expected to devote sufficient time, energy, and attention to ensure diligent performance of the director’s duties, including attendance at board and committee meetings. There were twelve meetings of the Company’s board of directors and twelve meetings of the Bank’s board of directors in 2023. Each director attended at least 75% of the aggregate number of meetings of the board and meetings of committees of which the director was a member during 2023.

Executive Sessions

The board of directors generally holds executive sessions of non-employee directors at each board meeting. At least one executive session is held for the purpose of formally evaluating the President and Chief Executive Officer. Any independent director can request that an executive session be scheduled.

Committees of the Board

The Company has an Audit Committee, Compensation Committee, Executive Committee, and Nominating and Corporate Governance Committee. The Bank also has a Board Risk Committee.

Audit Committee

The Company’s Audit Committee assists the board of directors in fulfilling its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, compliance with legal and regulatory requirements and the qualifications, independence, and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company. The board of directors has adopted a written charter for the Audit Committee. A copy of the charter of the Audit Committee is available on the “Investor Relations” page of the Company’s website at www.villagebank.com under the heading “Corporate Information - Governance Documents.”

The Audit Committee is composed of Frank E. Jenkins, Jr. (Chair), Ronald L. Carey, Jr., Selena T. Sanderson, and Michael L. Toalson. The board of directors, in its business judgment, has determined that such directors are independent as defined by Nasdaq’s listing standards and SEC regulations. The board of directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Jenkins qualifies as audit committee financial experts as defined by SEC regulations.

The Audit Committee met four times in 2023. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” on page 39.

Compensation Committee

The Company’s Compensation Committee assists the board of directors in fulfilling their responsibility to the shareholders to ensure that the Company’s officers, key executives, and board members are compensated in accordance with the Company’s total compensation objectives and executive compensation policy. The Compensation Committee advises and recommends for approval compensation policies, strategies, and pay levels necessary to support organizational objectives. The board of directors has adopted a written charter for the Compensation Committee. A copy of the charter of the Compensation Committee is available on the “Investor Relations” page of the Company’s website at www.villagebank.com under the heading “Corporation Information - Governance Documents.”

The Compensation Committee is composed of Michael A. Katzen (Chair), Craig D. Bell, Ronald L. Carey, Jr., Devon M. Henry, and Mary Margaret Kastelberg, all of whom the board in its business judgment has determined are independent as defined by Nasdaq’s listing standards and SEC regulations.

The Compensation Committee met four times in 2023. For additional information regarding the Compensation Committee, see “Executive Compensation” on page 15.

Executive Committee

When the board of directors is not in session, the Executive Committee is authorized to exercise all the board of director’s power except for certain matters reserved to the board by law, such as approval of an amendment of the articles of incorporation, a plan of merger or consolidation or the issuance of stock.

The Executive Committee is composed of Craig D. Bell (Chair), James E. Hendricks, Jr., Frank E. Jenkins, Jr., Michael A. Katzen, and Michael L. Toalson. The Executive Committee met twelve times in 2023.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for selecting and recommending to the board of directors with respect to (i) nominees for election at the Annual Meeting of Shareholders, and (ii) nominees to fill board vacancies. The Nominating and Corporate Governance Committee is responsible for assisting the board in identifying individuals qualified to become board members and to recommend to the board nominees for directors; to oversee the board’s compliance with its ethics program as set forth in the Company’s Code of Ethics, Conflicts of Interest and Bribery Policy; to review and make recommendations to the board on matters involving the general operation of the board, including the size and composition of the board and the structure and composition of board committees; to oversee an annual assessment of the board’s performance as well as peer evaluation of the board and its committees; to recommend board committee appointments and removals; to recommend to the board a determination of each directors’ independence under applicable rules and guidelines; to recommend to the board candidates for new local board appointments; and to consider corporate governance issues that may arise from time to time and make recommendations to the board with respect thereto. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the “Investor Relations” page of the Company’s website at www.villagebank.com under the heading “Corporate Information - Governance Documents.”

The Nominating and Corporate Governance Committee is composed of Craig D. Bell (Chair), Devon M. Henry, Frank E. Jenkins, Jr., Michael A. Katzen, and Selena T. Sanderson, all of whom the board of directors in its business judgment has determined are independent as defined by Nasdaq’s listing standards and SEC regulations. The Nominating and Corporate Governance Committee met two times in 2023.

Board Risk Committee

The Bank’s Board Risk Committee is responsible for providing fiduciary oversight to achieve the Company’s and Bank’s enterprise risk management vision and mission, as described in the Board’s Role in Risk Oversight on page 10.

The Board Risk Committee is composed of Mary Margaret Kastelberg (Chair), Craig D. Bell, Ronald L. Carey, Jr., Devon M. Henry, Frank E. Jenkins, Jr., Michael A. Katzen, Michael L. Toalson, Selena T. Sanderson and James E. Hendricks, Jr. This Committee met a total of four times in 2023.

Director Nomination Process

In identifying potential nominees, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, including the current composition of the board of directors, the range of talents, experiences and skills that would best complement those that are already represented on the board of directors, the balance of management and independent directors and the need for specialized expertise. The Nominating and Corporate Governance Committee considers candidates for board membership suggested by its members and by management, and the independent directors will also consider candidates suggested informally by a shareholder of the Company. In the consideration of director nominees, including any nominee that a shareholder may submit, the Nominating and Corporate Governance Committee considers, at a minimum, the following factors for new directors, or the continued service of existing directors:

●	The ability of the prospective nominee to represent the interests of the shareholders of the Company;
●	The prospective nominee’s standards of integrity, commitment, and independence of thought and judgment;
●	The prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;
●	The extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for the board of directors and to the board’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences, and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics; and
●	The prospective nominee’s involvement within the communities the Company serves.

Shareholders entitled to vote for the election of directors may recommend candidates for the Nominating and Corporate Governance Committee to consider formally in connection with an annual meeting as long as the recommendation is made on or before the last date on which a shareholder may nominate an individual for election to the board of directors under the Company’s Bylaws.

Under the process used by the Company for selecting new board candidates, the Nominating and Corporate Governance Committee identifies the need to add a new board member with specific qualifications or to fill a vacancy on the board. The Committee will initiate a search, working with staff support and seeking input from board members and executive management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the board may be presented to the board of directors. A determination is made as to whether board members have relationships with preferred candidates and can initiate contacts. The Nominating and Corporate Governance Committee interviews prospective candidates. The board of directors meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval.

Director Compensation

Members of the board of directors of the Company do not receive cash fees for their service as directors. However, all of the directors of the Company also serve as directors of the Bank, and the non-employee directors are compensated for their service on the Bank board. In 2023, the Chair of the board of directors of the Bank received a $26,000 retainer payable semi-annually in increments of $13,000. The Chair of the Compensation Committee received a $24,000 retainer payable semi-annually in increments of $12,000. The Chairs of the Audit Committee and Board Risk Committee each received a $22,000 retainer payable semi-annually in increments of $11,000. Each of the remaining non-employee members of the board of directors of the Bank received a $20,000 retainer payable semi-annually in increments of $10,000. Directors of the Company also received awards of time-based restricted stock in connection with the Company’s long-term incentive plan as described below. Directors do not receive attendance fees for board or committee meetings.

Board members who are also officers of the Company or the Bank receive compensation only for their executive roles. They do not receive additional compensation for board service or attending committee meetings.

In 2005, the Bank adopted the Outside Directors Deferral Plan under which non-employee directors of the Bank have the opportunity to defer receipt of all or a portion of their compensation until retirement or departure from the board of directors. Any amounts deferred under this plan are maintained in an account for the benefit of the director and are credited annually with interest on the cash portion of the deferred amount at a market rate established at the beginning of each plan year (6.54% for 2023).

The following table provides information concerning the compensation of all non-employee directors for the year ended December 31, 2023:

	Fees Earned
	or Paid		Stock		BOLI
Name	in Cash		Awards		Income	Total
Craig D. Bell	$26,000	(1)	$9,669	(2)	$315	$35,984
Ronald L Carey(4)	$20,000	(1)	$18,163	(3)	$—	$38,163
Devon M. Henry	$20,000		$8,543	(2)	$—	$28,543
Frank E. Jenkins, Jr.	$22,000	(1)	$8,543	(2)	$—	$30,543
Mary Margaret Kastelberg	$22,000		$8,543	(2)	$—	$30,543
Michael A. Katzen	$24,000		$8,543	(2)	$—	$32,543
Selena T. Sanderson(4)	$20,000		$18,163	(3)	$—	$38,163
Michael L. Toalson	$20,000		$8,543	(2)	$579	$29,122
George R. Whittemore(5)	$10,000	(1)	$—		$354	$10,354

(1) All fees earned by the director were deferred for the year ended December 31, 2023.

(2) Represents the grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation. These awards are part of the long-term incentive plan described on page 17 and consist of time-based restricted stock. The time-based awards vest in equal installments over a period of three years. The grant date fair value per share was $38.83 and was based on the Company’s common stock closing price on November 1, 2023.

(3) Represents the grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation. These awards are part of the long-term incentive plan described on page 17 and consist of time-based restricted stock awarded on January 3, 2023 and November 1, 2023. The time-based awards vest in equal installments over a period of three years. The grant date fair value per share was $52.00 and $38.83 and was based on the Company’s common stock closing price on January 3, 2023 and November 1, 2023 respectively.

(4) Ronald L. Carey and Selena T. Sanderson joined the Company’s board of directors effective January 1, 2023.

(5) George R. Whittemore retired from the Company’s board of directors effective May 23, 2023.

Communications with Directors

Any director may be contacted by writing to the named director, c/o Village Bank and Trust Financial Corp., 13319 Midlothian Turnpike, P.O. Box 330, Midlothian, Virginia 23113. Communications to the non-management directors as a group may be sent to the same address, c/o the Corporate Secretary of the Company. The Company promptly forwards all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

Introduction

This section of the Proxy Statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and the philosophy underlying the Company’s compensation programs for its executives, focusing on the named executive officers (referred to as “NEOs”). The NEOs for 2023 were as follows:

●	James E. Hendricks, Jr., President and Chief Executive Officer of the Company
●	Max C. Morehead, Jr., Executive Vice President-Commercial Banking of the Bank
●	Donald M. Kaloski, Jr., Executive Vice President-Chief Financial Officer of the Company and Chief Risk Officer of the Bank

This section of the Proxy Statement is intended to inform shareholders about certain incentive compensation plans as well as components of compensation paid to the NEOs. Following this section, the Company provides additional information relating to executive compensation in a series of tables, including important explanatory footnotes and narrative.

At the May 23, 2023 Annual Meeting of the Company’s shareholders, the shareholders voted to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the “Executive Compensation” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s Proxy Statement. The vote was 1,058,882 shares “For” (92.09% of the shares voted), 13,336 shares “Against” (1.16% of the shares voted), and 77,658 shares “Abstained” (6.75% of the shares voted).

The Compensation Committee took into account the result of the shareholder vote in determining executive compensation policies and decisions since the 2023 Annual Meeting. The Compensation Committee viewed the vote as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation programs. While the Compensation Committee considered this shareholder satisfaction in determining to continue the Company’s executive compensation programs, decisions regarding incremental changes in individual compensation were made in consideration of the factors described below.

Compensation Policy and Objectives

The Compensation Committee’s compensation philosophy with respect to its executive officers is one of pay for performance. Accordingly, an executive officer’s annual compensation consists of a base salary, an annual monetary bonus and stock-based compensation. The annual monetary bonus is utilized to reward our executives for achieving short-term financial and productivity goals, and stock-based compensation is utilized for achieving long-term financial and productivity goals. The Compensation Committee evaluates all compensation plans to ensure that they do not encourage unnecessary or excessive risk.

The Compensation Committee’s primary objective is to provide competitive levels of compensation to attract, retain and reward outstanding executive officers. In a highly competitive community banking marketplace, excellent leadership is essential. Our executive officers are expected to manage the business of the Company in a manner that promotes its growth and profitability for the benefit of our shareholders. To that end, we believe that:

●	Our key executives should have compensation opportunities at levels that are competitive with peer institutions;

●	Total compensation should include significant “at risk” components that are linked to annual and longer-term performance results; and
●	Stock-based compensation should form a key component of total compensation as a means of linking executive management to the long-term performance of the Company and aligning their interests with those of shareholders.

Compensation Consultants

The Compensation Committee engaged Gallagher USA in 2023 as its independent executive compensation advisor. The compensation advisor advises the Compensation Committee on matters relating to compensation benchmarking, staying current with regulatory and legal issues related to executive compensation, and designing appropriate compensation programs. As part of its consultation with the Compensation Committee, the compensation advisor provides the Committee with peer group comparisons. The Compensation Committee has direct access to the consultant and control over its engagement. The Compensation Committee has determined that the work of the compensation advisor and its employees as compensation consultants to the Company has not created any conflict of interest.

Base Salary

The Company believes that a competitive salary for executive management is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the specific needs of the Company is required. Proposed salary adjustments for executive management are presented to the Compensation Committee by the Chief Executive Officer, typically during the fourth quarter. The Compensation Committee reviews the recommendations, makes any further adjustments, and generally approves the recommendations with input from the Compensation Committee’s external compensation advisor. Recommendations regarding adjustments to Mr. Hendricks’ salary are reviewed and, if appropriate, approved by the board of directors. There were generally modest salary increases for the NEOs during 2023. The base salaries for 2023 and 2022 were as follows:

Name and Principal
Position	Year	Base Salary

James E. Hendricks, Jr.	2023	$364,400
President and Chief Executive Officer	2022	$340,000

Max C. Morehead, Jr.	2023	$230,000
Executive Vice President-Commercial Banking	2022	$220,000

Donald M. Kaloski, Jr.	2023	$224,000
Executive Vice President-Chief Financial Officer and Chief Risk Officer of the Bank	2022	$206,000

Short-Term Incentive Compensation

In 2022 and again in 2023, the board of directors approved a short-term incentive plan to reward executives for creating value for the Company by achieving corporate and individual performance goals during 2022 and 2023, respectively. The corporate goals included measures of net income before taxes and incentive accrual, noninterest expense to average assets for the Bank, average relationship deposits, average core loans, and noninterest income to budget for the Bank. The Compensation Committee was given the responsibility to administer and implement the plan. Under the plan, the following incentive amounts were set for each of the NEOs if certain Company performance goals were attained, adjusted for the NEO’s individual performance results against the plan:

	Percent of Base Salary
Name	2023	2022

James E. Hendricks, Jr.	30%	30%
Max C. Morehead, Jr.	25%	20%
Donald M. Kaloski, Jr.	20%	20%

Actual awards would be adjusted upward or downward based on actual performance results versus goal and individual performance relative to goal. The Company performance goals were met above target in 2022 and the following awards were paid to NEOs in March 2023:

Name	Amount	Percent of Base Salary

James E. Hendricks, Jr.	$109,497	32%
Max C. Morehead, Jr.	$53,381	24%
Donald M. Kaloski, Jr.	$54,075	26%

In 2023, the Company performance goals of net income before taxes and incentive accrual as well as average relationship deposits were not met, while the goals for average core loans and noninterest income to budget for the Bank were met above threshold, and noninterest expense to average assets for the Bank was met above target, and the following awards were paid to NEOs in March 2024:

Name	Amount	Percent of Base Salary

James E. Hendricks, Jr.	$69,583	19%
Max C. Morehead, Jr.	$31,442	14%
Donald M. Kaloski, Jr.	$32,140	14%

Long-Term Incentive Plans

2021 Long-Term Incentive Plan

On October 26, 2021, the board approved a Long-Term Incentive Plan under which directors were awarded time-vested restricted stock. Executives were awarded time-vested restricted stock and performance-based restricted stock units. The time-vested restricted stock awards vest annually with 33.333% vesting on each of November 1, 2022, 2023 and 2024. The performance-based restricted stock units can be earned based on performance versus goals for Consolidated Return on Tangible Common Equity for 2022-2023 with shares issued in 2024.

The Company’s performance goal for the 2021 Long-Term Incentive Plan of Consolidated Return on Tangible Common Equity was based on a two-year performance period that ended on December 31, 2023. The performance goal was met above the target level, and the restricted stock units vested, and shares of common stock were issued as follows:

Consolidated Return on Tangible Common Equity

		Threshold	Target	Maximum	Actual Shares	Fair Value of
Name	Year	(#)	Shares (#)	(#)	Awarded (#)	Actual Award ($)(1)
James E. Hendricks, Jr.	2023	433	865	1,298	1,019	$42,584
Max C. Morehead, Jr.	2023	194	388	582	457	$19,098
Donald M. Kaloski, Jr.	2023	178	356	534	420	$17,552

(1) The amount represents the fair value of the awards on the vesting date calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The fair value per share was $41.79 and was based on the Company’s common stock closing price on March 22, 2024, the date of vesting.

2022 Long-Term Incentive Plan

On October 25, 2022, the board approved a Long-Term Incentive Plan under which directors were awarded time-vested restricted stock. Executives were awarded time-vested restricted stock and performance-based restricted stock units. The time-vested restricted stock awards vest annually with 33.333% vesting on each of November 1, 2023, 2024 and 2025. The performance-based restricted stock units can be earned based on performance versus goals for Consolidated Return on Tangible Common Equity for 2023-2024 with shares issued in 2025.

The Company’s performance goal of Consolidated Return on Tangible Common Equity is based on a two-year performance period that will end on December 31, 2024 and is currently tracking towards the target threshold. The table below details the awards levels:

Consolidated Return on Tangible Common Equity(1)

Name	Year	Threshold (#)	Target Shares (#)	Maximum (#)
James E. Hendricks, Jr.	2024	502	1,003	1,505
Max C. Morehead, Jr.	2024	268	535	803
Donald M. Kaloski, Jr.	2024	201	401	602

(1) The performance-based restricted stock awards will vest on December 31, 2024, based on the Company’s average consolidated return on tangible common equity for fiscal years 2023 and 2024. The Company is currently tracking towards the target threshold as of December 31, 2023.

2023 Long-Term Incentive Plan

On October 24, 2023, the board approved a Long-Term Incentive Plan under which directors were awarded time-vested restricted stock. Executives were awarded time-vested restricted stock and performance-based restricted stock units. The time-vested restricted stock awards vest annually with 33.333% vesting on each of November 1, 2024, 2025 and 2026. The performance-based restricted stock units can be earned based on performance versus goals for Consolidated Return on Tangible Common Equity for 2024-2025 with shares issued in 2026.

In granting the stock awards, the Compensation Committee asked its external compensation advisor to provide a recommendation regarding incentive stock awards for executive management and directors. The Compensation Committee’s advisor recommended stock awards and/or stock units for executives based on the Company’s executive compensation philosophy statement. As a result of this evaluation, the Compensation Committee and board approved a combination of time-vested restricted stock and performance-based restricted stock units in 2023. The number of shares is reported below under Grants of Plan-Based Awards in 2023. The stock-based compensation for the NEOs shown in the Summary Compensation Table for 2023 includes the target value of the performance-based restricted stock units as of the date of grant.

Supplemental Executive Retirement Plan

We believe that retirement compensation plays an important role in retaining key executives, as well as helping them provide for retirement. The Compensation Committee engaged an independent compensation advisor to analyze the total retirement benefits provided by the Company and/or the Bank and Social Security to employees with various levels of compensation and years of service so that the Compensation Committee could determine the projected replacement ratio of income at retirement compared with active employment. Because of limits under our qualified retirement plan on the amount of deferrals that our executives can make, several of our executives can expect to have a lower retirement replacement ratio than we have targeted for all employees. Consequently, as a matter of “pension equity,” we have adopted a supplemental plan, which should provide a benefit for designated executives that will help approach the targeted retirement replacement ratio.

Under the Bank’s Supplemental Executive Retirement Plan, the Bank has agreed to provide a supplemental retirement benefit of $50,000 annually for 20 years to Mr. Hendricks and a benefit of $25,000 annually for 15 years to Mr. Morehead. Other than Mr. Hendricks, the participants are fully vested in their respective benefits. Mr. Hendricks is vested in a benefit equal to $25,000 annually for 15 years. The remainder of Mr. Hendricks’s benefit, which was awarded in connection with his promotion to President and Chief Executive Officer in 2020, is subject to vesting and requires Mr. Hendricks to remain employed by the Company for a term of 90 months beginning December 31, 2020. Under the plan, each participant’s payments will begin on the later of the date of his termination of employment with the Company or the date he would otherwise have completed his service requirement. In the event of a pre-termination death, the executive’s named beneficiary receives the benefit under the applicable payout schedule. In the event of a post-termination death, the executive’s named beneficiary receives any remaining benefit payments under the applicable payout schedule.

Employment and Change of Control Agreements with Named Executive Officers

Securing the continued service of key executives is essential to the successful future of the Company. Employment agreements and change of control agreements assist the Company by providing security to key executives. The Company has employment agreements with Mr. Hendricks, Mr. Morehead and Mr. Kaloski.

Mr. Hendricks’ employment agreement with the Company was entered into on July 28, 2020. The agreement automatically renewed for an additional 12 months on August 14, 2023 so that the current term will expire on August 14, 2025. The agreement will automatically extend for an additional 12-month period on each August 14th, unless either party gives notice of nonrenewal at least 90 days prior to the renewal date. Pursuant to the agreement, Mr. Hendricks is entitled to receive an annual base salary of not less than $300,000. His current base salary is $364,400. The Company’s board of directors or compensation committee will review his base salary at least annually and may increase his salary in its discretion. Mr. Hendricks is entitled to an annual performance bonus based on a target of 30% of his annual base salary, provided that he meets the performance goals established by the board of directors or compensation committee. He is also entitled to stock-based awards in such amounts as may be determined by the Company’s board of directors or compensation committee in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Company and the Bank. Mr. Hendricks is also entitled to participate in the Village Bank Supplemental Executive Retirement Plan as described above. Pursuant to his agreement, if Mr. Hendricks is terminated without “Cause” (as defined in his agreement) or resigns for “Good Reason” (as defined in his agreement), he will be paid two times the sum of (i) his annual base salary in effect as of the date of termination, plus (ii) an annual bonus amount equal to 30% of such annual base salary. If, within 24 months following a change of control of the Company, he is terminated by the Company without Cause, he terminates his employment for Good Reason or the Company fails to renew his agreement, he will be paid a lump sum cash payment equal to 2.99 times the sum of his annual base salary as of the date of termination and an annual bonus amount equal to 30% of his annual base salary.

Mr. Morehead’s employment agreement with the Bank was entered into on September 4, 2020, and amended November 2, 2023 and March 26, 2024. The agreement automatically renewed for an additional 12 months on September 4, 2023 so that the current term will expire on September 4, 2025. The agreement will automatically extend for an additional 12-month period on each September 4th, unless either party gives notice of nonrenewal at least 90 days prior to the renewal date. Pursuant to the agreement, Mr. Morehead is entitled to receive an annual base salary of not less than $230,000. His current base salary is $230,000. The Bank’s board of directors or compensation committee will review his base salary at least annually and may increase his salary in its discretion. Mr. Morehead is entitled to an annual performance bonus based on a target of 25% of his annual base salary, provided that he meets the performance goals established by the board of directors or compensation committee. His annual performance bonus for 2023 was based on a target of 25% of his base salary. He is also entitled to stock-based awards in such amounts as may be determined by the Bank’s board of directors or compensation committee in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Bank. Mr. Morehead is also entitled to participate in the Village Bank Supplemental Executive Retirement Plan as described above. Pursuant to his agreement, if Mr. Morehead is terminated without “Cause” (as defined in his agreement) or resigns for “Good Reason” (as defined in his agreement), he will be paid the sum of (i) his annual base salary in effect as of the date of termination, plus (ii) an annual bonus amount equal to 25% of such annual base salary. If, within 24 months following a change of control of the Company, he is terminated by the Company without Cause, he terminates his employment for Good Reason or the Company fails to renew his agreement, he will be paid a lump sum cash payment equal to two times the sum of his annual base salary as of the date of termination and an annual bonus amount equal to 25% of his annual base salary.

Mr. Kaloski’s employment agreement with the Bank was entered into on February 22, 2022, and amended November 2, 2023 and March 26, 2024. The agreement automatically renewed for an additional 12 months on February 22, 2024 so that the current term will expire on February 22, 2026. The agreement will automatically extend for an additional 12-month period on each February 22nd, unless either party gives notice of nonrenewal at least 90 days prior to the renewal date. Pursuant to the agreement, Mr. Kaloski is entitled to receive an annual base salary of not less than $224,000. His current base salary is $224,000. The Bank’s board of directors or compensation committee will review his base salary at least annually and may increase his salary in its discretion. Mr. Kaloski is entitled to an annual performance bonus based on a target of 25% of his annual base salary, provided that he meets the performance goals established by the board of directors or compensation committee. His annual performance bonus for 2023 was based on a target of 20% of his base salary. He is also entitled to stock-based awards in such amounts as may be determined by the Bank’s board of directors or compensation committee in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Bank. Pursuant to his agreement, if Mr. Kaloski is terminated without “Cause” (as defined in his agreement) or resigns for “Good Reason” (as defined in his agreement), he will be paid the sum of (i) his annual base salary in effect as of the date of termination, plus (ii) an annual bonus amount equal to 25% of such annual base salary. If, within 24 months following a change of control of the Company, he is terminated by the Company without Cause, he terminates his employment for Good Reason or the Company fails to renew his agreement, he will be paid a lump sum cash payment equal to two times the sum of his annual base salary as of the date of termination and an annual bonus amount equal to 25% of his annual base salary.

Other Benefits and Agreements

All NEOs are eligible to participate in the health and welfare benefit programs available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short and long-term disability plans, and life insurance.

In addition, the Company has a 401(k) profit sharing plan. The NEOs participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions cliff vest 100% at two years.

The Company and certain members of the board of directors and NEOs are parties to split dollar life insurance agreements or bank owned life insurance (“BOLI”) agreements. Generally, under each split dollar or BOLI agreement, the Company has life insurance on the executive’s life. Upon death, a death benefit will be paid to the executive’s designated beneficiary, or to his estate, as may be applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

All NEOs have access to a Non-Qualified Deferred Compensation plan, which allows a select group of management and highly compensated employees to save additional pre-tax dollars beyond the current retirement plan limits. Participants may elect to defer dollars from base salary, incentive pay, commissions, and/or 401(k) refunds per the terms of this program. All participants in the plan are fully vested in their own contributions. James E. Hendricks, Jr. elected to defer a portion of his compensation into the plan in 2023. No other NEOs participated in the plan as of December 31, 2023.

Summary Compensation Table

The following table presents information concerning the compensation of the NEOs for services rendered in all capacities to the Company and the Bank.

					Non-Equity
					Incentive	Nonqualified
				Stock	Plan	Deferred	All Other
Name and Principal			Bonus	Awards	Compensation	Compensation	Compensation
Position	Year	Salary ($)	($)	($) (1)	($) (2)	Earnings ($)	($) (3)	Total ($)
James E. Hendricks, Jr.	2023	343,754	—	87,290	69,583	51,410	18,347	570,384
President and Chief	2022	327,308	—	93,045	109,497	48,010	23,070	600,930
Executive Officer

Max C. Morehead, Jr.	2023	221,540	—	47,062	31,442	10,386	15,612	326,042
Executive Vice President/	2022	209,846	500	53,297	53,381	9,956	20,182	347,162
Commercial Banking

Donald M. Kaloski, Jr.	2023	208,769	100	56,925	32,140	—	9,903	307,837
Executive Vice President/	2022	196,692	—	39,948	54,075	—	14,483	305,198
Chief Financial Officer

(1) The amounts represent the grant date fair value of the awards calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The 2023 and 2022 stock awards consist of time-based and performance-based restricted stock awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. The time-based awards vest over a period of three years and the performance-based awards can be earned over a period of two years. The grant date fair value per share was $38.83 and $49.81 and was based on the Company’s common stock closing price on November 1, 2023 and November 1, 2022, respectively. The Assumptions used in the calculation of these amounts are included in Note 14 of the Company’s audited financial statements for the year ended December 31, 2023 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2024.

(2) The amounts in this column reflect the short-term incentive compensation awards for 2023 and 2022 performance, which are discussed in further detail beginning on page 16.

(3) Amounts shown in the "All Other Compensation" column are detailed in the following table:

All Other Compensation

			Company
			Contributions	Company
			to Retirement	Vehicle /
Name and Principal		BOLI	and 401(k)	Automobile	Telephone
Position	Year	Income	Plans	Allowance	Allowance	Total
James E. Hendricks, Jr.	2023	$197	$11,550	$6,000	$600	$18,347
President and Chief Executive Officer	2022	$188	$16,282	$6,000	$600	$23,070

Max C. Morehead, Jr.	2023	$188	$8,824	$6,000	$600	$15,612
Executive Vice President-Commercial Banking	2022	$179	$13,403	$6,000	$600	$20,182

Donald M. Kaloski, Jr.	2023	$59	$9,244	$—	$600	$9,903
Executive Vice President-Chief Financial Officer	2022	$54	$13,829	$—	$600	$14,483

Plan-Based Awards in 2023

The following table sets forth certain information with respect to the amount and value of plan-based awards granted to the NEOs during 2023.

Grants of Plan-Based Award in 2023

			Estimated Future Payouts Under Non-			Estimated Future Payouts Under Equity			All Other
			Equity Incentive Plan Awards			Incentive Plan Awards			Stock
									Awards:
									Number of	Grant Date Fair
		Actual							Share of	Value of Stock
		Cash							Stock or	and Option
Name	Grant Date	Payout	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards(1)
James E. Hendricks, Jr.	N/A	$69,583	$81,990	$109,320	$163,980	—	—	—	—	N/A
	11/1/2023	$—	$—	$—	$—	562	1,124	1,686	—	$43,645
	11/1/2023	$—	$—	$—	$—	—	—	—	1,124	$43,645

Max C. Morehead, Jr.	N/A	$31,442	$43,125	$57,500	$86,250	—	—	—	—	N/A
	11/1/2023	$—	$—	$—	$—	303	606	909	—	$23,531
	11/1/2023	$—	$—	$—	$—	—	—	—	606	$23,531

Donald M. Kaloski, Jr.	N/A	$32,140	$33,600	$44,800	$67,200	—	—	—	—	N/A
	11/1/2023	$—	$—	$—	$—	284	568	852	—	$22,055
	11/1/2023	$—	$—	$—	$—	—	—	—	898	$34,869

(1) The amounts represent the grant date fair value of the awards calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. The time-based awards vest over a period of three years and the performance-based awards can be earned over a period of two years. The grant date fair value per share was $38.83 and was based on the Company’s common stock closing price on November 1, 2023. The Assumptions used in the calculation of these amounts are included in Note 14 of the Company’s audited financial statements for the year ended December 31, 2023 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2024.

Outstanding Equity Awards

The following table sets forth certain information with respect to the amount and value of outstanding equity awards on an award-by-award basis held by the NEOs at December 31, 2023.

Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
				Equity
				Incentive Plan
				Awards:
				Number of	Equity Incentive
		Number of	Market Value	Unearned	Plan Awards:
		Shares	of Shares	Shares, Units	Market or Payout
		or Units	or Units	or Other	Value of Unearned
		of Stock That	of Stock That	Rights That	Shares, Units or
	Grant	Have Not	Have Not	Have Not	Other Rights That
Name	Date	Vested	Vested(1)	Vested	Have Not Vested(1)
James E. Hendricks, Jr.	11/1/2021(2)	287	$11,440	—	$—
	11/1/2022(3)	668	$26,626	1,003	$39,980
	11/1/2023(4)	1,124	$44,803	1,124	$44,803
		2,079	$82,869	2,127	$84,782

Max C. Morehead, Jr.	11/1/2021(2)	225	$8,969	—	$—
	11/1/2022(3)	356	$14,190	535	$21,325
	11/1/2023(4)	606	$24,155	606	$24,155
		1,187	$47,314	1,141	$45,480

Donald M. Kaloski, Jr.	11/1/2021(2)	118	$4,703	—	$—
	11/1/2022(3)	267	$10,643	401	$15,984
	11/1/2023(4)	898	$35,794	568	$22,640
		1,283	$51,140	969	$38,624

(1) The market value of the stock awards that have not vested was determined based on the per share closing price of the Company’s common stock on December 31, 2023 ($39.86).

(2) Time based restricted stock awards and performance based restricted stock unit awards under the 2021 Long Term Incentive Plan described beginning on page 17.

(3) Time based restricted stock awards and performance based restricted stock unit awards under the 2022 Long Term Incentive Plan described beginning on page 18.

(4) Time based restricted stock awards and performance based restricted stock unit awards under the 2023 Long Term Incentive Plan described beginning on page 18.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2023, relating to the Company’s stock-based compensation plans, pursuant to which grants of options to acquire shares of common stock may be granted from time to time.

Number of Shares
	To be Issued		Number of Shares
	Upon Exercise	Weighted-Average	Remaining Available
	of Outstanding	Exercise Price of	for Future Issuance
	Options, Warrants	Outstanding Options,	Under Equity
	and Rights	Warrants and Rights	Compensation Plan
Equity compensation plans approved by shareholders	31,077	$45.93	18,126
Equity compensation plans not approved by shareholders	—	—	—
Total	31,077	$45.93	18,126

Pay versus Performance

The following table provides information on total compensation and compensation “actually paid,” as determined based on SEC methodology, to the Company’s principal executive officer (“PEO”) and to the remaining NEOs for the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021, and the cumulative total shareholder return (“TSR”) on the Company’s common stock and net income over the same time period.

			Average		Value of Initial
			Summary	Average	Fixed $100
	Summary		Compensation	Compensation	Investment Based
	Compensation	Compensation	Table Total for	Actually Paid	on Total
	Table Total for	Actually Paid	Non-PEO	to Non-PEO	Shareholder	Net Income
Year	PEO(1)	to PEO(1)(2)	NEOs(3)	NEOs(3)(4)	Return(5)	($ in thousands)
2023	$570,384	$536,567	$316,939	$298,490	$119.92	$1,918
2022	$600,930	$620,807	$327,690	$329,156	$153.30	$8,305
2021	$635,688	$772,006	$331,134	$385,785	$168.62	$12,453

(1) During 2023, 2022, and 2021, James E. Hendricks, Jr. was our PEO.

(2) The following table sets forth the adjustments made during each year to arrive at compensation “actually paid” to our PEO during each of the years in question:

Adjustments to determine compensation "actually paid" for PEO	2023	2022	2021
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(87,290)	$(93,045)	$(94,250)
Increase for fair value of awards granted during year that remained unvested at year-end	$89,605	$104,312	$100,080
Change in fair value from prior year-end to year-end of awards granted in a prior year that were outstanding and unvested at year-end	$(23,770)	$(14,116)	$73,453
Change in fair value from prior year-end to vesting date of awards granted in a prior year that vested during year	$(24,454)	$13,274	$54,921
Increase based on dividends or other earnings paid during year prior to vesting	$12,092	$9,452	$2,114
Total Adjustments	$(33,817)	$19,877	136,318

(3) During 2023, our remaining NEOs consisted of Max C. Morehead, Jr. and Donald M. Kaloski, Jr, and during 2022 and 2021, our remaining NEOs consisted of Max C. Morehead Jr. and Christy F. Quesenbery.

(4) The following table sets forth the adjustments made during each year represented in the table above to arrive at compensation “actually paid” to our remaining NEOs during each of the years in question:

Adjustments to determine compensation "actually paid" for NEOs	2023	2022	2021
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(51,993)	$(48,789)	$(56,251)
Increase for fair value of awards granted during year that remained unvested at year-end	$53,373	$50,934	$59,730
Change in fair value from prior year-end to year-end of awards granted in a prior year that were outstanding and unvested at year-end	$(11,545)	$(7,277)	$30,275
Change in fair value from prior year-end to vesting date of awards granted in a prior year that vested during year	$(12,739)	$3,456	$20,177
Increase based on dividends or other earnings paid during year prior to vesting	$4,456	$3,142	$719
Total Adjustments	$(18,449)	$1,466	54,651

(5) TSR is calculated assuming a fixed investment of $100 in the Company’s common stock based on the closing price on December 31, 2020, the last trading day prior to January 1, 2021, assuming reinvestment of dividends, through and including the end of each fiscal year. The amount for 2021 represents the one-year TSR, the amount for 2022 represents the two-year TSR, and the amount for 2023 represents the three-year TSR.

Relationship between Financial Performance and Executive Compensation

As described in more detail beginning on page 15 regarding the Company’s executive compensation program, the Company’s executive compensation program includes variable components in the form of annual incentive cash compensation and performance-based restricted stock units that are contingent on the Company achieving goals intended to drive shareholder returns. Compensation decisions at the Company are made independent of SEC disclosure requirements. While the Company utilizes several performance measures to align executive compensation with the Company’s performance, all of those measures are not presented in the “Pay versus Performance Table.” Moreover, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation that is “actually paid” (as computed in accordance with SEC methodology) for a particular year.

Compensation “Actually Paid” versus Company Performance

The relationship between compensation “actually paid” and the Company’s financial performance over the three-year period shown in the preceding Pay versus Performance Table is described as follows.

CEO

From 2021 to 2023, the compensation “actually paid” to the Company’s PEO declined by 30.50%, from $772,006 to $536,567. Over this same period, the Company’s TSR decreased by 28.88%. Net income decreased by 84.60%, from $12,453,000 to $1,918,000, due largely to the $7.8 million reduction in our mortgage banking income, net as a result of decreased loan originations and sales compared to 2021 due the sharp rise in mortgage rates and the historically low inventory of homes for sale during 2022 and 2023, and the $4,986,000 pre-tax loss incurred on the sale of available for sale securities during 2023, which was the result of a balance sheet repositioning strategy and the overall impact as a result of margin compression because of the historic rise in interest rates during 2022 and 2023. A significant portion of our PEO’s variable pay is delivered as deferred equity-based awards. As a result, PEO compensation “actually paid” increases and decreases when our TSR increases or decreases and correlates with our TSR performance and shareholder value creation over the applicable measurements periods.

Other NEOs

From 2021 to 2023, the average compensation “actually paid” to the other NEOs declined by 22.63%, from 385,785 to $298,490. Over this same period, the Company’s TSR decreased by 28.88%. Net income decreased by 84.60%, from $12,453,000 to $1,918,000, due largely to the $7.8 million reduction in our mortgage banking income, net as a result of decreased loan originations and sales compared to 2021 due the sharp rise in mortgage rates and the historically low inventory of homes for sale during 2022 and 2023, and the $4,986,000 pre-tax loss incurred on the sale of available for sale securities during 2023, which was the result of a balance sheet repositioning strategy and the overall impact as a result of margin compression because of the historic rise in interest rates during 2022 and 2023. A significant portion of our NEOs variable pay is delivered as deferred equity-based awards. As a result, NEO average compensation “actually paid” increases and decreases when our TSR increases or decreases and correlates with our TSR performance and shareholder value creation over the applicable measurements periods.

The relationship between compensation “actually paid” and the Company’s financial performance over the three-year period shown in the preceding Pay versus Performance Table is illustrated in the following charts comparing PEO/NEO compensation “actually paid” versus TSR and net income.

Certain Relationships and Related Transactions

Some of the directors and officers of the Company are customers of the Company and the Bank, and the Company and the Bank have had banking transactions in the ordinary course of business with directors, officers, and their associates, on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company. All outstanding loans to such officers and directors and their associates are current as to principal and interest and do not involve more than the normal risk of collectability or present other unfavorable features. None of such outstanding loans is classified as non-accrual, past due, restructured or a potential problem. As of December 31, 2023, all loans to directors, executive officers and their affiliates totaled approximately $4,916,000.

There are no legal proceedings to which any director, officer or associate is a party that would be material and adverse to the Company.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, pursuant to applicable rules, the SEC requires a separate and non-binding shareholder vote to approve the compensation of the named executive officers in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Village Bank and Trust Financial Corp. approve the compensation of named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.”

As stated above, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote.

The board of directors believes that the Company’s compensation policies and procedures are strongly aligned with the long-term interests of its shareholders. Because your vote is advisory, it will not be binding upon the board of directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE APPROVAL OF THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE TO APPROVE THE FREQUENCY

OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company is providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

The board of directors believes that a frequency of “every one year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to such advisory vote. An annual advisory vote on executive compensation ensures that the board and Compensation Committee are able to consider the views of shareholders when making annual compensation decisions. This increases accountability to shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation. If a quorum is present, the alternative receiving the greatest votes will be the frequency that shareholders approve.

Although this advisory vote on the frequency of the advisory vote on executive compensation is non-binding, the board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE OPTION OF “EVERY ONE YEAR” FOR FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

PROPOSAL 4

APPROVAL OF THE VILLAGE BANK AND TRUST FINANCIAL CORP.

2024 STOCK INCENTIVE PLAN

Introduction

The Board of Directors of the Company has adopted, subject to approval by the Company’s shareholders, the Village Bank and Trust Financial Corp. 2024 Stock Incentive Plan (the “2024 Plan”). The 2024 Plan is designed to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, directors and consultants upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend.

If approved by shareholders, a total of 100,000 shares of the Company’s common stock will be reserved for issuance under the 2024 Plan. The Company is asking shareholders to approve the 2024 Plan in order to provide for anticipated future years’ incentives, because the Company’s current stock compensation plan, the Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan (the “2015 Plan”), will expire by its terms prior to the annual meeting of the Company’s shareholders in 2025. On and after the effective date of the 2024 Plan (the shareholder approval date), the 2024 Plan will replace the 2015 Plan with respect to new grants of stock-based awards by the Company.

Termination of the 2015 Plan as to Future Awards

As of April 3, 2024, the total number of shares remaining under the 2015 Plan that will no longer be available for issuance of future awards upon approval by our shareholders of the 2024 Plan is 19,445. As of April 3, 2024, the total number of full value awards (i.e., restricted shares and restricted stock units) outstanding under the 2015 Plan is 28,348, of which 12,489 are performance-contingent, and 15,589 of which remain unearned as of April 3, 2024. As of April 3, 2024, no appreciation awards (i.e., options and stock appreciation rights) are outstanding under the 2015 Plan. No further shares will be granted as awards under the 2015 Plan after April 3, 2024 unless the 2024 Plan is not approved by our shareholders, but awards outstanding under the 2015 Plan before April 3, 2024 will remain in effect and be administered in accordance with their terms under the 2015 Plan.

General

The material terms of the 2024 Plan are summarized below. Because this is a summary, it may not contain all the information that shareholders may consider important. In order to aid understanding of the plan, the full text of the 2024 Plan, as proposed for adoption and approval by shareholders, is provided as Appendix A to this proxy statement.

Executive Summary

The following is a summary of the key provisions of the 2024 Plan, including important features that enable the Company to maintain sound governance practices in granting awards.

•	Award Types: The following types of awards will be available for issuance under the 2024 Plan:

•	nonstatutory and incentive stock options;
•	restricted stock and other stock awards; and
•	restricted stock units.

•	Eligible Participants: All employees, directors and consultants of the Company or an affiliate of the Company.

•	Shares Reserved under the 2024 Plan: A total of 100,000 shares of the Company’s common stock are reserved for issuance under the 2024 Plan. The number of shares available for issuance under the 2024 Plan is subject to adjustment to reflect stock splits, stock dividends and similar events.

•	Shares Reserved under the 2024 Plan as a Percentage of Outstanding Common Stock as of March 28, 2024: 6.70%

•	Annual Award Limits per Participant: The maximum number of shares of the Company’s common stock with respect to which awards may be granted in a calendar year to any participant is limited to that number of shares with an aggregate fair market value on the date of grant equal to $400,000, or, in the case of non-employee directors of the Company and its subsidiaries, that number of shares with an aggregate fair market value on the date of grant equal to $150,000.

•	Minimum One Year Vesting Requirement for 95% of Shares: At least 95% of the total shares to be reserved for award issuance under the 2024 Plan will have a minimum vesting requirement of at least one year, except those granted as a replacement of other awards (including awards of an entity being acquired by the Company) that were scheduled to vest within the minimum one-year vesting period.

•	No Liberal Share Recycling: Under the 2024 Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or to satisfy tax withholding in connection with an award will not be added back (recycled) to the aggregate plan limit.

•	No Discounted Stock Options: The 2024 Plan prohibits the grant of stock options with an exercise price less than the fair market value of the Company’s common stock on the grant date.

•	No Repricing of Stock Options: The 2024 Plan prohibits the repricing of stock options without shareholder approval.

•	No Dividends Paid on Unvested Restricted Stock or Restricted Stock Units: The 2024 Plan prohibits the payment of cash and stock dividends on unvested restricted stock or dividend equivalents on restricted stock units until those awards are vested. A participant will have no right to cash or stock dividends relating to shares that are unvested.

•	Clawback and Forfeiture Provisions: The 2024 Plan subjects all awards made under the plan to recoupment or clawback as required by law, government regulation, stock exchange listing rule or clawback policy in effect at the Company. The 2024 Plan also provides for the possible forfeiture of outstanding awards upon a participant’s termination for “cause” (as defined in the 2024 Plan).

•	Independent Committee Administration: The 2024 Plan is to be administered by a committee of the Company’s Board of Directors comprised entirely of independent directors. The Board has designated the Board’s Compensation Committee (which is comprised entirely of independent directors) as the committee to administer the 2024 Plan.

•	Term of the Plan: No awards may be granted under the 2024 Plan after March 18, 2034, the termination date of the plan.

Purpose

The purpose of the 2024 Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of the Company’s common stock will motivate those persons upon whose judgment, interest and efforts the Company depends for the successful conduct of its business and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

Shares Available for Issuance

Subject to approval by shareholders, the aggregate number of shares of the Company’s common stock reserved for issuance under the 2024 Plan is 100,000. Of this total, all 100,000 shares may be issued pursuant to the exercise of incentive stock options. If any award granted under the 2024 Plan is canceled, forfeited or expires prior to exercise, vesting or settlement, the shares associated with such award will be available for future awards under the 2024 Plan. In contrast, any shares tendered, withheld or otherwise used in payment of an option exercise price or to satisfy any amount of tax withholding with respect to an award will not be available for future awards under the 2024 Plan.

To date, no awards have been granted under the 2024 Plan.

On April 2, 2024, the last day before the printing of this Proxy Statement, the closing price of the Company’s common stock was $40.30 per share.

Changes in Capitalization

In the event of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization, the 100,000 share limit (including for incentive stock options), the number and kind of shares to be issued under the 2024 Plan (under outstanding and future awards), the annual limit on awards, the exercise price of options and other relevant provisions will be adjusted by the Compensation Committee in an equitable and proportionate manner to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2024 Plan.

Annual Limit on Awards

The maximum number of shares of the Company’s common stock with respect to which awards may be granted in any calendar year to any individual other than a non-employee director will be that number of shares of common stock with an aggregate fair market value on the date of grant not in excess of $400,000. A non-employee director may receive awards in any calendar year for a number of shares of common stock with an aggregate fair market value on the date of grant not in excess of $150,000.

Plan Administration

The 2024 Plan will be administered by the Compensation Committee, a committee which is composed entirely of “independent directors” under Nasdaq’s listing standards and, to the extent required, “non-employee directors” as that term is defined in Rule 16b-3 under the Exchange Act. The Compensation Committee will have the power, among other things, to select award recipients and the nature of the award, the number of shares of the Company’s common stock to be covered by each award, the fair market value of the Company’s common stock, the timing of awards, vesting provisions, forfeiture conditions, whether a change in control has occurred, matters related to exercise, tax withholding, disposition and acceleration of awards, and any additional requirements relating to awards that the Compensation Committee deems appropriate.

In addition, the Compensation Committee will have the authority to construe and interpret the 2024 Plan, to resolve any ambiguities, to define any terms and to make any other determinations required by the 2024 Plan or an award agreement. The Compensation Committee may delegate all or part of its authority and duties to one or more officers of the Company with respect to awards to individuals not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility

Any employee or director of, or consultant to, the Company or an affiliate (as defined below and in the 2024 Plan) of the Company who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits, financial success or growth of the Company is eligible to become a participant. For this purpose, an affiliate is a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company. As of April 3, 2024, the Company and its affiliates employed 144 full and part-time individuals, there were nine non-employee directors of the Company and its affiliates, and there were no individuals engaged as consultants by the Company and its affiliates.

Types of Awards

Stock Options

Stock options granted under the 2024 Plan may be incentive stock options, which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and options that do not qualify as incentive stock options (“nonstatutory stock options”). A stock option entitles a recipient to purchase shares of the Company’s common stock at a specified exercise price. The Compensation Committee will fix the exercise price at the time that the stock option is granted, provided that the exercise price cannot be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the date of grant).

The exercise price of a stock option may be paid (i) in cash or by check, (ii) by delivery of previously acquired shares of the Company’s common stock with an aggregate fair market value equal to the exercise price for the number of option shares being acquired, (iii) if and as permitted by an award agreement, through a “net share exercise” whereby the Company withholds and retains sufficient shares issuable in connection with the stock option to cover the exercise price (other than for incentive stock options), (iv) through a “cashless exercise” procedure that enables a participant to deliver an exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of shares underlying the option, an amount necessary to pay the exercise price and, if required, applicable withholding taxes, or (v) through a combination of the foregoing.

Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder of the Company) and the one-year minimum vesting period provisions of the 2024 Plan.

Restricted Stock Awards

The 2024 Plan permits the grant of restricted stock awards that are subject to forfeiture until the restrictions established by the Compensation Committee lapse and the restricted shares vest. A restricted stock award is an award of shares of the Company’s common stock that are subject to restrictions on transferability, vesting and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant. The restrictions may lapse over a specified period of time based on continued employment or service and/or the achievement of certain performance goals. Restricted stock awards would be subject to the one-year minimum vesting period provisions of the 2024 Plan.

Unless a restricted stock award agreement provides otherwise, and except as provided in the next sentence, a participant who receives a restricted stock award will have all the rights of a shareholder as to the shares granted under the award, including the right to vote. No cash or stock dividends on shares of restricted stock will be paid or distributed to a participant unless and until those shares vest. Any cash or stock dividends so withheld will be distributed to the participant in cash or, at the discretion of the Compensation Committee, in shares of the Company’s common stock having a fair market value equal to the amount of such dividends. A participant will have no right to cash or stock dividends relating to shares that are unvested.

Restricted Stock Unit Awards

The Compensation Committee may also award a restricted stock unit (an “RSU”) under the 2024 Plan. An RSU award is an award that represents the right to receive shares of the Company’s common stock and/or cash in lieu thereof and, unless otherwise expressly provided, is valued by reference to the fair market value of the Company’s common stock. The Compensation Committee may place such restrictions on the vesting and settlement of RSUs as the Compensation Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of certain performance goals, subject to the one-year minimum vesting period provisions of the 2024 Plan. The RSU may entitle the recipient to receive, upon satisfaction of the vesting conditions set forth in the RSU award agreement, cash, shares of common stock or a combination of cash and shares of common stock as determined by the Compensation Committee. Holders of RSUs have no right to vote the shares represented by the units, but may be credited with dividend equivalents reflecting dividends actually paid on common stock. Any such dividend equivalents will be paid to the participant, in the form of cash or common stock with an equivalent value, on vesting and settlement of the related RSU. If an RSU is forfeited, the participant has no right to dividend equivalents accumulated before the forfeiture.

Stock Awards

The Compensation Committee may grant an award of shares of the Company’s common stock that are fully vested and freely transferable as of the date the award is granted to non-employee directors, as a fee or retainer for service. Such stock awards are subject to the terms and restrictions under the 2024 Plan and applicable federal or state securities laws.

Minimum Vesting Period

Awards for at least 95% of the shares of the Company’s common stock authorized for issuance under the 2024 Plan will be subject to a minimum one-year vesting period from the date of grant. Notwithstanding the foregoing, the Compensation Committee may grant awards that vest or permit previously granted awards to vest within the minimum one-year vesting period if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the minimum one-year vesting period. The 2024 Plan’s minimum vesting period provisions described above do not limit the Compensation Committee’s authority to accelerate vesting of any award.

Performance Goals

The performance goals with respect to an award made under the 2024 Plan may be based on one or more performance measures or goals set by the Compensation Committee over a performance period established by the Compensation Committee. Attainment of performance goals, and any adjustments to a performance goal or any element thereof, shall be determined by the Compensation Committee.

Restrictions on Transfer

In general, awards granted under the 2024 Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of nonstatutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.

No Stock Option Repricing Without Shareholder Approval

Stock options may not be repriced, replaced or regranted through cancellation, by being exchanged for cash or other awards, or by lowering the exercise price of a previously granted stock option (other than as described under “Changes in Capitalization” and “Change in Control”).

Change in Control

In the event of a “change in control” (as defined in the 2024 Plan) of the Company, the Compensation Committee is to provide for an outstanding award to become fully vested, settled and/or exercisable (in full for time-based awards and at the greater of target or actual performance levels for performance-based awards) in the event the award is not assumed, or new rights substituted therefor, by the acquiring or surviving corporation in the change in control. The Compensation Committee must also cause any assumed or substituted award in a change in control to become fully vested, settled and/or exercisable (in full for time-based awards and at the greater of target or actual performance levels for performance-based awards) in the event of an involuntary termination of employment without “cause” or for “good reason” (as such terms are defined in the 2024 Plan) on or within 12 months following the change in control. In addition, the Compensation Committee is to make such adjustments to awards then outstanding as it deems appropriate to reflect the change in control and to retain the economic value of the award.

In the case of any stock option with an exercise price that equals or exceeds the price paid or consideration to be received for a share of the Company’s common stock in connection with a change in control, the Compensation Committee may cancel the stock option upon at least 10 days’ advance notice to the option holder without payment of any consideration.

Clawback and Forfeiture

Awards granted under the 2024 Plan will be subject to recovery, recoupment or clawback under any applicable law, government regulation or stock exchange listing rule, or a Company policy adopted pursuant to any such law, regulation or rule. In addition, the Company has the right to recover from a participant time-based and performance-based awards (or amounts received in settlement or as proceeds thereof) in accordance with any other clawback policy adopted by the Company related to a financial restatement by the Company or otherwise.

The Compensation Committee may specify in an award agreement that a participant’s rights, payments and benefits with respect to the award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of the award. Such events may include, without limitation, breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that are contained in the award agreement or otherwise applicable to the participant, termination of the participant’s employment or service for cause, or other conduct by the participant that is detrimental to the business or reputation of the Company and/or its affiliates. In addition, if a participant’s employment or service is terminated for cause, then as of the date of the misconduct, any stock option held by the participant will terminate, and any unvested restricted stock and restricted stock units held by the participant will be forfeited.

Amendment and Termination

If not sooner terminated by the Board of Directors of the Company, the 2024 Plan will terminate on March 18, 2034. The Board may terminate, suspend, amend or modify the 2024 Plan at any time, provided that no such amendment or modification may be made without shareholder approval if required by the Internal Revenue Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Company’s common stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. Awards outstanding on the date of any such termination or amendment will remain valid in accordance with their terms.

Summary of Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under the 2024 Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Nonstatutory Stock Options

The grant of a nonstatutory stock option will not result in taxable income to a participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options

The grant of an incentive stock option will not result in taxable income to a participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary (as defined for purposes of the relevant tax rules) during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise. This employment period is one year (rather than three months) prior to the date of exercise if the participant is “disabled” (as defined in the Internal Revenue Code). The heirs of a participant are not subject to this tax rule. The difference between the fair market value of the shares on the exercise date over the exercise price is taken into account for alternative minimum tax purposes.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant or within one year after exercise, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and the Company will be allowed a corresponding deduction, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Special rules apply if a participant pays the exercise price for either type of option using shares previously owned by the participant.

Restricted Stock Awards

A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. A participant’s holding period will commence on the date the restrictions lapse.

A participant may make a Section 83(b) election under the Internal Revenue Code within 30 days after the date of grant to be taxed as of the date of grant, on compensation income based on the fair market value at time of grant, in which case the Company will be entitled to a corresponding deduction at that time. If a participant makes a Section 83(b) election, the participant’s holding period generally will commence on the day after the date of grant.

Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting (or grant, if a Section 83(b) election is made).

Restricted Stock Units

A participant who has been granted restricted stock units will not realize taxable income at the time of grant. Upon receipt of common stock or cash in the future pursuant to such an award, the participant will realize ordinary income equal to the then fair market value of those shares, and/or the amount of any cash received, and the Company will receive a corresponding deduction.

Stock Awards

Upon the grant of a stock award, a participant generally will realize ordinary income equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.

Benefits to Executive Officers and Directors

No awards have been made under the 2024 Plan as of the date of this proxy statement. Participation in the 2024 Plan is made at the Compensation Committee’s discretion and is based on the performance of the Company and other factors the Compensation Committee deems relevant. Accordingly, future awards under the 2024 Plan are not determinable at this time.

Shareholder Vote Required

The 2024 Plan will be approved by shareholders if holders of a majority of the shares voted on the proposal vote in favor of approval of the 2024 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR APPROVAL OF THE VILLAGE BANK AND TRUST FINANCIAL CORP.

2024 STOCK INCENTIVE PLAN

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors, with the recommendation of the Audit Committee, has appointed the firm of Yount, Hyde & Barbour, P.C. (“YHB”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2024.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing a wide variety of factors. After assessing the performance and independence of YHB, the Audit Committee believes it is in the best interests of the Company and its shareholders to retain YHB.

The selection of YHB as the Company’s independent auditor is not required to be submitted to a vote of the shareholders for ratification. The Company is doing so because it believes that it is a matter of good corporate practice. Should the shareholders not ratify the appointment of YHB, it is contemplated that the appointment will be permitted to stand unless the Company’s Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the following year.

A majority of the votes cast at the meeting by holders of the common stock is required for the ratification of the appointment of the independent registered public accounting firm.

A representative of YHB is expected to participate in the Annual Meeting, will have an opportunity to make a statement if they so desire, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

AUDIT INFORMATION

The Audit Committee operates under a written charter that the board of directors has adopted.

Fees of Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm, Yount, Hyde & Barbour, P.C., billed the following fees for services provided to the Company for the fiscal year ended December 31, 2023, and 2022.

	Yount, Hyde & Barbour, P.C.
	2023	2022
Audit fees (1)	$113,000	$104,400
Audit-related fees (2)	36,500	34,175
Tax fees (3)	17,800	16,800
Total	$167,300	$155,375

(1) Audit fees: Audit and review services, review of documents filed with the SEC.

(2) Audit-related fees: Audit of the VBA Defined Contribution Plan; agreed upon procedures related to the U.S. Department of Education Student Loan Program, Public Deposits; and HUD engagement for Village Bank Mortgage Corporation.

(3) Tax fees: Preparation of tax returns and consultation on tax matters.

Audit Committee Report

The Audit Committee is currently composed of four directors, each of whom is independent within the meaning of the listing standards of Nasdaq and SEC regulations. The Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements; and complying with laws and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements; and expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles (“GAAP”).

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of (a) the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company; (b) the accounting firm engaged for the purpose of performing internal audit procedures for the Company; (c) the firm engaged for the purpose of performing a review of the loan portfolio for the Company; and (d) monitoring, overseeing and reviewing the accounting and financial reporting processes of the Company.

The Audit Committee has met and held discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2023, were prepared in accordance with GAAP. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used, and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Yount, Hyde & Barbour, P.C. the matters required to be discussed by Auditing Standard No. 1301 “Communication with Audit Committees,” issued by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from Yount, Hyde & Barbour, P.C.

required by applicable requirements of the Public Company Accounting Oversight Board regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C., and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit Committee, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. By recommending to the board of directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee Members

Frank E. Jenkins, Jr., Chair

Ronald L. Carey, Jr.

Michael L. Toalson

Selena T. Sanderson

Pre-Approval Policies

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

PROPOSALS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

The next Annual Meeting of shareholders will be held by the Company on or about May 20, 2025. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s Proxy Statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 10, 2024. All such proposals and notifications should be sent to James E. Hendricks, Jr., President and Chief Executive Officer, at P.O. Box 330, 13319 Midlothian Turnpike, Midlothian, Virginia 23113.

The Company’s bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at its principal executive office not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; or in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, the shareholder has 10 days after the earlier of the date of notice or public disclosure to give written notice. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a Proxy Statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the bylaws, without charge, upon written request to the Corporate Secretary of the Company. Based upon an anticipated date of May 20, 2025, for the next Annual Meeting, the Company must receive any notice of nomination or other business no later than March 21, 2025, and no earlier than February 19, 2025, for such meeting.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 (EXCLUDING EXHIBITS), AS FILED WITH THE SEC, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. FOR THOSE SHAREHOLDERS THAT ONLY RECEIVED THE NOTICE OF INTERNET AVAILABILITY, THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/VBFC. A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO DONALD M. KALOSKI, JR., EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, WHOSE ADDRESS IS 13319 MIDLOTHIAN TURNPIKE, P.O. BOX 330, MIDLOTHIAN, VIRGINIA, 23113. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

APPENDIX A

VILLAGE BANK AND TRUST FINANCIAL CORP.

2024 STOCK INCENTIVE PLAN

1.Purpose; Eligibility.

(a)General Purpose. The purpose of the Village Bank and Trust Financial Corp. 2024 Stock Incentive Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company depends for the successful conduct of its business and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

(b)Eligible Award Recipients. Any employee, director or Consultant of the Company or an Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits, financial success or growth of the Company or the Affiliate is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 16 of this Plan, to select eligible Participants and to determine for each Participant the terms, conditions and nature of an Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.

(c)Available Awards. Awards of Options, Restricted Stock, Restricted Stock Units and Stock Awards may be granted under this Plan. Options granted under this Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(d)Date of Adoption, Effective Date. This Plan was adopted by the Board of Directors of the Company on March 19, 2024, and will become effective (the “Effective Date’) as of May 21, 2024, if approved by the shareholders of the Company on that date.

(e)Replacement of the 2015 Plan. This Plan replaces the Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan (the “2015 Plan”). No new awards shall be granted under the 2015 Plan on and after the Effective Date; provided, that outstanding awards under the 2015 Plan granted prior to termination of the 2015 Plan shall continue in effect for the remainder of the applicable award term, subject to the provisions of the applicable award.

2.Definitions. The following terms have the meanings indicated:

(a)Act. The Securities Exchange Act of 1934, as amended.
(b)Affiliate. A corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company. For purposes of an Incentive Stock Option, “Affiliate,” refers to a “parent corporation” or “subsidiary corporation” within the meaning of Treasury Regulations under Section 424 of the Code.
(c)Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company or an Affiliate is required to withhold (not in excess of the maximum applicable statutory withholding rate) in connection with any exercise of an Option, or the award, lapse of restrictions or payment with respect to any Award.
(d)Award. The award of an Option, Restricted Stock, Restricted Stock Unit or Stock Award under this Plan.
(e)Award Agreement. Any agreement, contract, certificate or other written instrument or document (which may be in electronic form) evidencing the terms and conditions of an Award granted under this Plan. Each Award Agreement shall be subject to the terms and conditions of this Plan.

(f)Board. The Board of Directors of the Company.
(g)Cause. With respect to any employee or Consultant: (1) if the employee or Consultant is a party to an employment agreement or consulting agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or if such agreement does not define Cause, the definition of Cause contained in the Award Agreement. In all other cases, Cause shall mean:

(i)Continual or deliberate neglect by the Participant in the performance of his material duties and responsibilities as established from time to time by the Company, or the Participant’s repeated failure or refusal to follow reasonable instructions or policies of the Company after being advised in writing of such failure or refusal and being given a reasonable opportunity and period (as determined by the Company) to remedy such failure or refusal;

(ii)Conviction of, indictment for (or its procedural equivalent), entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment, or the commission of an act of embezzlement or fraud against the Company or an Affiliate;

(iii)Violation in any material respect of any code or standard of conduct generally applicable to employees of the Company or an Affiliate after being advised in writing of such violation and being given a reasonable opportunity and period (as determined by the Company) to remedy such violation;

(iv)Dishonesty of the Participant with respect to the Company, or breach of a fiduciary duty owed to the Company; or

(v)The willful engaging by the Participant in conduct that is reasonably likely to result, in the good faith judgment of the Company, in material injury to the Company, monetarily, reputationally or otherwise.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause. Notwithstanding the foregoing, with respect to any non-employee director, a determination that the director has engaged in conduct that is covered by the definition of Cause shall be made by a majority of the disinterested Board members.

(h)Change in Control. A Change in Control shall be deemed to have occurred if one of the following has occurred at any time after the Award is granted:

(i) The acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of Company Stock, provided that an acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege) shall not constitute a Change in Control;

(ii)Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)Consummation by the Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that the consummation of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(1)more than 50% of the then outstanding shares of common stock (or similar equity interests) of the corporation (or other entity) resulting from the Reorganization is beneficially owned by all or substantially all of the former shareholders of the Company in substantially the same proportions relative to each other as their ownership existed in the Company immediately prior to the Reorganization; and

(2)at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv)The complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this Section 2(h), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(i)Code. The Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(j)Committee. The Committee appointed by the Board to administer this Plan pursuant to Section 16 of this Plan, or if no such Committee has been appointed, the Board.

(k)Company. Village Bank and Trust Financial Corp., a Virginia corporation.

(l)Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13 of this Plan) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of this Plan.

(m)Consultant. A person or entity rendering consulting or advisory services to the Company or an Affiliate who is not an “employee” for purposes of employment tax withholding under the Code or a director of the Company or an Affiliate.

(n)Date of Grant. The effective date of an Award granted by the Committee.

(o)Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(p)Fair Market Value.
(i)If the Company Stock is listed on any established stock exchange or quoted on any established stock market system, Fair Market Value shall be the closing price for the Company Stock on the date as of which Fair Market Value is determined for any purpose under this Plan (or if no trades were reported the closing price on the immediately preceding date on which the Company Stock was traded) as reported by such exchange or stock market system or such other source as the Committee deems reliable.

(ii) If the Company Stock is not then listed on any established stock exchange or quoted on any established stock market system or if, in the opinion of the Committee, the method set forth in

(i) is otherwise inapplicable or inappropriate for any reason, Fair Market Value shall be the fair market value of a share of Company Stock as determined pursuant to a reasonable application of a reasonable method adopted by the Committee in good faith for such purpose, which shall be conclusive and binding on all persons; provided, however, that the Fair Market Value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2) and the Fair Market Value of Company Stock subject to a Nonstatutory Stock Option shall be determined in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv).

(q)Good Reason. If the Participant is a party to an employment agreement or consulting agreement with the Company or an Affiliate and such agreement provides for a definition of Good Reason, the definition contained therein. If no such agreement exists or if such agreement does not define Good Reason, the definition of Good Reason contained in the Award Agreement. In all other cases, Good Reason shall mean the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary unless any such base salary reduction is proportionate to reductions in base salaries of other similarly situated employees of the Company or an Affiliate; or (iii) a geographical relocation of the Participant’s principal office location by more than thirty (30) miles.
(r)Incentive Stock Option. An Option intended to meet the requirements of, and qualify for, favorable federal income tax treatment under, Section 422 of the Code, and is so designated.
(s)Nonstatutory Stock Option. An Option that does not meet the requirements of Section 422 of the Code, or that is otherwise not intended to be an Incentive Stock Option.
(t)Option. A right to purchase Company Stock granted under this Plan, at a price determined in accordance with this Plan.
(u)Participant. Any eligible Award recipient who is granted an Award under this Plan.

(v) Performance Goal. Performance Goal means one or more performance measures or goals set by the Committee in its discretion for each grant of an Award subject to performance-based conditions. The extent to which such performance measures or goals are met will determine the amount or value of such Award that a Participant is entitled to exercise, receive or retain. The Committee shall determine the performance period during which a Performance Goal must be met, and attainment of Performance Goals shall be determined by the Committee.

(w)Plan. Village Bank and Trust Financial Corp. 2024 Stock Incentive Plan.
(x)Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6 of this Plan.
(y)Restricted Stock Unit. An Award, designated as a Restricted Stock Unit under this Plan, that represents the right to receive Company Stock and/or cash in lieu thereof upon the terms and subject to the restrictions set forth in Section 7 of this Plan and which, unless otherwise expressly provided, is valued by reference to the Fair Market Value of a share of Company Stock.

(z)Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of this Plan.

(aa)Stock Award. Company Stock awarded to a non-employee member of the Board or the board of directors of an Affiliate as a fee or retainer for service, including annual or other grants made pursuant to a director compensation policy or arrangement, pursuant to Section 8 of this Plan.

(bb)10% Shareholder. A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Section 424(d) of the Code.

3.Shares Subject to this Plan.

(a)Number of Shares. Subject to adjustment as provided in Section 13 of this Plan, and subject to Section 3(b) and 3(c), a total of 100,000 shares of Company Stock may be issued pursuant to Awards under this Plan. All 100,000 shares of Company Stock issuable under this Plan may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject to disqualifying dispositions within in the meaning of Sections 421 and 422 of the Code).
(b)Lapsed Awards or Forfeited Shares. Any shares of Company Stock subject to an Award (or portion of an Award) that is canceled, forfeited or expires prior to exercise, vesting or settlement, shall again become available for issuance under this Plan.
(c)No Recycling of Shares as Payment of Exercise Price or Taxes. Shares of Company Stock subject to an Award shall not again be made available for issuance or delivery under this Plan, and shall count against Shares available for future Awards, if such shares are tendered, withheld or otherwise used in payment of an Option exercise price or to satisfy Applicable Withholding Taxes or any other amount of tax withholding with respect to the Award.
(d)Per-Participant Annual Limits. The maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any Participant shall not exceed 25,000 shares OR shares with a Fair Market Value as of the Date of Grant of $400,000 in the aggregate; provided, that the maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any non-employee director of the Company or an Affiliate shall not exceed that number with an aggregate Fair Market Value as of the Date of Grant of $400,000. If an Award is to be settled in cash, the number of shares of Company Stock on which the Award is based shall count toward the individual share limit set forth in this Section 3(d).

4.Stock Options.

(a)Option Grant. Whenever the Committee deems it appropriate to grant Options, an Award Agreement shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject, including the minimum vesting provisions of Section 17 of this Plan. The Award Agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares. Incentive Stock Options may be granted to employees of the Company or an Affiliate. Non-employee directors and Consultants shall not be eligible to receive Incentive Stock Options. No Option (or portion thereof) that is intended to be an Incentive Stock Option shall be invalid for failure to so qualify, but instead such Option (or portion thereof) shall constitute a Nonstatutory Stock Option.

(b)Exercise Price. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)Term. The Committee shall establish the term of each Option in the Participant’s Award Agreement. The term of an Option shall not be longer than ten (10) years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five (5) years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s Award Agreement, after the termination of the Participant’s employment with the Company and/or its Affiliates.

(d)Time of Exercise.

(i)During Participant’s Employment or Service. Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s Award Agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate.
(ii)After Participant’s Termination of Employment or Service. The Committee shall set forth in the Participant’s Award Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (A) (i) three (3) months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one (1) year from the Participant’s termination of employment on account of Disability or death; or (B) the expiration of the Option’s term. The Award Agreement may provide for various conditions with respect to the exercise of the Option after termination of employment, including, but not limited to, compliance with noncompetition, nonsolicitation and confidentiality covenants.
(iii)After Participant’s Death. If a Participant dies and if the Participant’s Award Agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death during the time period specified in the Award Agreement, but not later than the expiration of the Option’s term.

The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

(e)Limit on Exercise of Incentive Stock Options. An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under this Plan and all other plans of the Company and its Affiliates shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

5.Method of Exercise of Options.

(a)Exercise. Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.

(b)Payment. In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes). Company Stock purchased upon the exercise of an Option granted under this Plan shall be paid for as follows, provided that the Committee may impose such limitations, restrictions and administrative requirements as the Committee, in its discretion, deems advisable:

(i)in cash or by check, payable to the order of the Company;

(ii)by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant for such period of time, if any, required to avoid a charge to earnings for financial accounting purposes;
(iii)if provided in an Award Agreement, by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”) for an option not intended to be an Incentive Stock Option and, if required by the Committee, Applicable Withholding Taxes;
(iv)by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or
(v)by any combination of the above permitted forms of payment.
(c)Delivery of Shares; No Shareholder Rights. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option (or equivalent book-entry share) any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights (including, without limitation, voting rights or rights to dividends) with respect to shares acquired upon the exercise of an Option until the Participant has exercised the Option and has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate (or made an equivalent book-entry notation in the records of the Company’s stock transfer agent) for the shares of Company Stock acquired. Further, no dividend equivalents shall be payable with respect to shares of Company Stock subject to an Option.
(d)Disqualifying Disposition. If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.

6.Restricted Stock Awards.

(a)Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Award, an Award Agreement shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to the restrictions imposed by this Plan and the Committee. Alternatively, the Committee may determine that the Restricted Stock shall be held by the Company rather than delivered to the Participant pending the release of the applicable restrictions. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.
(b)Restrictions on Transferability and Vesting. The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, subject to the minimum vesting provisions of Section 17 of this Plan, including restrictions relating to continued service and/or achievement of Performance Goals. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.
(c)Lapse of Restrictions on Transferability. The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability and vesting set forth in paragraph (b) above shall lapse, subject to the minimum vesting provisions of Section 17 of this Plan. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance objectives, the lapsing of such restrictions as a result of the Disability or death of the Participant, the occurrence of a Change in Control, or certain terminations of employment in connection with a Change in Control or otherwise.
(d)Rights of the Participant and Restrictions. A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award Agreement and in this Plan. In other respects, unless otherwise provided in the Award Agreement, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon; provided, that any cash dividends and stock dividends with respect to Restricted Stock shall be withheld by the Company for the Participant’s account unless and until the underlying shares of Restricted Stock vest. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. To the extent stock certificates are delivered to the Participant, the certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in this Plan and the Participant’s Award Agreement.

7.Restricted Stock Unit Awards.

(a)Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Unit Award, an Award Agreement shall be given to the Participant stating the number of Restricted Stock Units in the Award, the Date of Grant, and the terms and conditions to which the Award is subject. No shares of Company Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such award. A Restricted Stock Unit Award may be made by the Committee in its discretion without cash consideration.

(b)Restrictions on Vesting. The Committee may place such restrictions on the vesting and settlement of Restricted Stock Units as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of Performance Goals, subject to the minimum vesting provisions of Section 17 of this Plan. Restricted Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

(c)Rights of the Participant. A Participant shall have no voting rights with respect to Restricted Stock Units. At the discretion of the Committee, to the extent set forth in the Award Agreement each Restricted Stock Unit (representing one share of Company Stock) may be credited with dividend equivalents reflecting dividends actually paid on one share of Company Stock, subject to vesting and settlement of such Restricted Stock Unit. Upon settlement of such Restricted Stock Unit, any dividend equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such accumulated dividend equivalents to the Participant. If such Restricted Stock Unit is forfeited, the Participant shall have no right to such accumulated dividend equivalents.

(d)Settlement. Unless otherwise provided in the Award Agreement, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Company Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares for which the Restricted Stock Unit vested multiplied by the Fair Market Value of a share of Company Stock on the vesting date, or a combination thereof as determined by the Committee.

8.Stock Awards. Whenever the Committee deems it appropriate to grant a Stock Award, such Stock Award may be granted and, if desired by the Committee, an Award Agreement shall be given to the Participant stating the number of shares of unrestricted Company Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject, if any. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to any terms imposed by this Plan and the Committee, as soon as practicable after the Date of Grant. A Stock Award may be made by the Committee in its discretion without cash consideration.

9.Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates or book-entry shares (or, in the case of Restricted Stock, Restricted Stock Units and Stock Awards, no stock certificates or book-entry shares free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock from the shares otherwise deliverable under the Award, in either case with respect to which the Company has a statutory obligation to withhold taxes, up to the maximum tax rate applicable to the Participant, as determined by the Committee. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and, if applicable, in accordance with Rule 16b-3.

10.Nontransferability of Awards.

(a)General Rule. Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Incentive Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.
(b)Limited Transferability. Notwithstanding the provisions of Section 10(a) and subject to federal and state securities laws, the Committee may on a case-by-case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Award Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

11.No Option Repricing. Notwithstanding any provision of this Plan to the contrary, neither the Committee nor the Board shall have the right or authority to amend or modify the exercise price of any outstanding Option, or to cancel an outstanding Option, at a time when the exercise price of the Option is greater than the Fair Market Value of a share of Company Stock in exchange for cash, another Award or other securities, except in connection with a change in capital structure or corporate transaction involving the Company in accordance with Section 13 or Section 15 of this Plan.

12.Duration, Amendment or Modification of this Plan.

(a)Duration. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 27, 2034. Awards outstanding on the date of such termination shall remain valid in accordance with their terms.

(b)Amendment and Modification. The Board may at any time terminate, suspend, amend or modify this Plan. Any such amendment or modification may be without shareholder approval, except to the extent that such shareholder approval is required by the Code, pursuant to the rules under Section 16 of the Act, by any national securities exchange or stock market system on which shares of Company Stock is then listed or quoted, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. Awards outstanding on the date of such action shall remain valid in accordance with their terms.

(c)Amendments to Awards. Subject to the terms and provisions and within the limitations of this Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any outstanding Award on either a prospective or retroactive basis; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or other holder of an outstanding Award shall not be effective without the consent of the affected Participant or holder.

13.Change in Capital Structure.

(a)Effect of Change in Capital Structure. In the event of changes in the outstanding shares of Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization occurring after the Date of Grant of any Award, the number and kind of shares of stock or securities of the Company to be issued under this Plan (under outstanding Awards and Awards to be granted in the future), the per Participant maximums provided for in Section 3 of this Plan, the exercise price of Options, and other relevant provisions shall be equitably adjusted by the Committee, whose determination shall be binding on all persons, as to the number, price or kind of consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b)Authority. Notwithstanding anything in this Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3, if applicable, and the applicable provisions of the Code.

14.Termination of Employment or Service. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon the termination of employment or service of a Participant and may provide such terms and conditions in the Award Agreement or in such rules and policies as it may prescribe. If the terms of an Award provide that the Award will be exercisable, or become vested, or that payment will be made thereunder only if the Participant completes a stated period of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

15.Change in Control.

(a)In the event of a Change in Control, the Committee, as constituted before such Change in Control, shall provide for an outstanding Award to become fully vested, settled, and/or exercisable (in full for time-based Awards and at the greater of target or actual performance levels for performance-based Awards) in the event the Award is not assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control; and shall cause any such assumption or substitution to provide that the assumed or substituted Award shall become fully vested, settled, and/or exercisable (in full for time-based Awards and at the greater of target or actual performance levels for performance-based Awards) in the event of an involuntary termination of employment without Cause or for Good Reason on or within twelve (12) months following the occurrence of a Change in Control. In addition, the Committee shall make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control and to retain the economic value of the Award.

(b)Notwithstanding any other provision of this Plan or an Award Agreement, in the case of any Option with an exercise price that equals or exceeds the price paid or consideration to be received for a share of common stock in connection with a Change in Control, the Committee may cancel the Option upon at least ten (10) days’ advance notice to the affected persons without the payment of consideration therefor.

(c)The obligations of the Company under this Plan and any Award Agreements shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16.Administration of this Plan.

(a)The Committee. This Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist of “independent” directors for purposes of any relevant stock exchange listing standards. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable stock exchange listing standards, and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Date of Grant, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.

(b)Authority of the Committee. Subject to the express provisions of this Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and this Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in this Plan, the Committee shall have the power and complete discretion to determine: (i) which eligible persons shall receive an Award and the nature of the Award; (ii) the number of shares of Company Stock to be covered by each Award; (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options; (iv) the Fair Market Value of Company Stock; (v) the time or times when an Award shall be granted; (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested; (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, including conditions relating to attainment of Performance Goals; (viii) whether to make one or more adjustments to a Performance Goal, or any element thereof, as it determines to be appropriate; (ix) whether a Change in Control has occurred; (x) factors relevant to the lapse of restrictions, vesting, exercise and settlement of Awards; (xi) when Options may be exercised; (xii) whether to approve a Participant’s election with respect to Applicable Withholding Taxes; (xiii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted; (xiv) notice provisions relating to the sale of Company Stock acquired under this Plan; (xv) whether to accelerate vesting of an Award; and (xvi) any additional requirements relating to Awards that the Committee deems appropriate.

(c)Action by the Committee. The Committee may adopt rules and regulations for carrying out this Plan. The Committee shall have the express discretionary authority to construe and interpret this Plan and the Award Agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by this Plan or an Award Agreement. The interpretation and construction of any provisions of this Plan or an Award Agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d)Delegation. The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of this Plan.

17.Minimum Vesting Period. Except as provided in the following sentence, Awards with respect to 95% of the shares of Company Stock issuable under this Plan will be subject to a minimum one-year vesting period from the Date of Grant; provided, however, nothing in this Section 17 shall limit the Administrator's authority to accelerate the vesting of Awards as set forth in Section 16(b)(xv) above. Notwithstanding the foregoing, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the minimum one-year vesting period if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the minimum one-year vesting period.

18.Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19.Section 409A. This Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A and Treasury Regulations thereunder (“Section 409A”), and this Plan’s terms and the terms of any Award Agreement, including any definition contained in this Plan or an Award Agreement, shall be administered and construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

Notwithstanding any provision of this Plan or an Award Agreement to the contrary, to the extent that any payment is subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six (6) months and one day following the Participant’s separation from service or (2) the date of the Participant’s death.

20.Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

21.Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, rule or regulation (including but not limited to Section 954 of the Dodd-Frank Act), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, rule or regulation (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement, rule or regulation). Further, the Company shall have the right to recover from a Participant time-based and performance-based Awards (or amounts received in settlement or as proceeds thereof) in accordance with any other clawback policy adopted by the Company or any Affiliate from time to time, related to a financial restatement by the Company or otherwise. This Section 21 shall not limit the Company’s right to revoke or cancel an Award or take other action against a Participant for any other reason, including, but not limited to, misconduct.

22.Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to this Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of this Plan or an Agreement to the substantive law of another jurisdiction. This Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of this Plan or an Award conflicts with any such Code provision or ruling, in the opinion of the Committee or of counsel selected by the Committee, the Committee shall cause this Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of this Plan or the Award shall be void and of no effect and no shares of Company Stock shall be issued thereunder.

23.Banking, Statutory and Regulatory Provisions. This Plan and all Awards granted under this Plan, and the issuance of any Company Stock thereunder, shall be subject to any condition, limitation or prohibition under any Virginia or federal statutory or regulatory policy, rule or regulation, or any requirement, rule or regulation of any stock exchange or stock market on which Company Stock is listed or quoted, to which the Company or an Affiliate is subject.

24.No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Award granted under this Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an employee with or without notice and with or without Cause, (ii) the service of a director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of Virginia in the case of the Company or the corporate law of the jurisdiction in which an Affiliate is incorporated, as the case may be, or (iii) the service of a Consultant for any reason at any time. Further, the grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration or to make further grants to the employee at any time thereafter.

25.Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, termination of the Participant’s employment or service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates. In addition, if a Participant’s employment or service is terminated for Cause, then as of the date of the misconduct, any Option held by the Participant shall terminate, and any unvested Restricted Stock and Restricted Stock Units held by the Participant shall be forfeited.

26.Deferral of Awards. The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Company Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

27.Non-Uniform Treatment. The Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

28.Beneficiary Designation. A Participant may designate a beneficiary to receive any Options that may be exercised after death or to receive any other Award that may be paid after his death, as provided for in the Award Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated beneficiary dies prior to the Participant, or in the event that no beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.

29.Rules of Construction. Each use herein of one gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. Descriptive headings as to the contents of particular Sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Plan.

30.Creditors. The interests of any Participant under this Plan or any Award Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

31.Unfunded Status of this Plan. This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any person with respect to any Award shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

1UPX 01 - Frank E. Jenkins, Jr. 02 - Michael A. Katzen 03 - Michael L. Toalson For Withhold For Withhold For Withhold 3. The approval, in an advisory (non-binding) vote, whether an advisory vote on executive compensation should be held every one, two or three years; Every Two Years Every Three Years Abstain Every One Year Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03XSCD + + When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2, 4 and 5, and FOR “Every One Year” in Proposal 3. A 4. The approval of the Village Bank and Trust Financial Corp. 2024 Stock Incentive Plan; 5. The ratification of the appointment of Yount, Hyde & Barbour, P.C. as Village Bank and Trust Financial Corp’s independent registered public accounting firm for the year ending December 31, 2024; and 1. Election of Directors: For Against Abstain For Against Abstain To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. 2. The approval, in an advisory (non-binding) vote, of the Company’s named executive officer compensation disclosed in the Proxy Statement; For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/VBFC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/VBFC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/VBFC Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 21, 2024 Mary Margaret Kastelberg and Devon L. Henry, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. to be held on May 21, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees for election to the Board of Directors, FOR Proposals 2, 4 and 5, and FOR “Every One Year” in Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — VILLAGE BANK AND TRUST FINANCIAL CORP. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/VBFC 2024 Annual Meeting of Village Bank and Trust Financial Corp. Shareholders The 2024 Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. will be held on May 21, 2024 at 10:00 am ET, virtually via the internet at meetnow.global/MRVJM5X. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.